Exhibit 10.5

MADISONVILLE FIELD DEVELOPMENT AGREEMENT

This Madisonville Field Development Agreement (this “Agreement”) is made and entered into to be effective as of the 1st day of August, 2005, by and among Redwood Energy Production, L.P., a Texas limited partnership (“Redwood”), and Madisonville Gas Processing, LP, a Colorado limited partnership (“MGP”). Redwood and MGP are sometimes hereinafter individually referred to as a “Party” and collectively referred to as the “Parties.”

RECITALS

WHEREAS, Redwood acquired an undivided ninety-five and three thousand one hundred twenty-five ten thousandths percent (95.3125%) working interest by virtue of that Purchase and Sale Agreement dated December 29, 2000 between Redwood and Panther Rodessa, L.P., et al. in and to the oil and gas leases described therein insofar and only insofar as said oil and gas leases cover and include the right to produce gas from the Rodessa/Sligo Interval (hereafter defined), and has since acquired one hundred percent (100%) working interest in and to certain other oil and gas leases in the Madisonville Rodessa Field in Madison County, Texas (the “MRF”); and

WHEREAS, Redwood is producing gas from the Ruby Magness Well No. 1 and has drilled and completed the Angela Farris Fannin Well No. 1 in the MRF; and

WHEREAS, Redwood has rights to formations below the Rodessa/Sligo Interval including, without limitation, the base of the Smackover Formation within the AMI; and

WHEREAS, Redwood’s gas from the Rodessa/Sligo Interval is treated at the Treatment Plant in the MRF which was installed and operated by Hanover Compression Limited Partnership (“Hanover”); and

WHEREAS, MGP has acquired the Treatment Plant from Hanover; and

WHEREAS, MGP has acquired from Gateway Energy Corporation (or its Affiliates) (collectively, “Gateway”) certain gas gathering assets and equipment located upstream of the Treatment Plant (collectively, the “Gathering Assets”), and the Acid Gas Disposal Line which runs from the Treatment Plant to the outlet flange of the line at the Injection Well (the “Acid Gas Disposal Line”); and

WHEREAS, the Parties desire to enter into this Agreement and the Ancillary Agreements attached hereto as exhibits in order to set forth the rights and obligations of the Parties hereto;

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I.
Definitions

For purposes of this Agreement, the following terms and phrases shall have the following meanings (other defined terms may be found elsewhere in this Agreement):

“Acid Gas” means carbon dioxide and hydrogen sulfide removed by the amine treater at the Treatment Plant and disposed of in the Injection Well (hereafter defined).

“Acid Gas Disposal Line” has the meaning set forth in the Recitals above.

“Affiliate” means any Person that, directly or indirectly, through one or more other Persons, controls, is controlled by or is under common control with the Person specified. With respect to any Person (i) the securities of which are not publicly traded and (ii) that has no ultimate parent the securities of which are publicly traded, the term “Affiliate” shall also include (a) any executive officer, partner, member, manager, or director of the Person specified, (b) any Person controlled by one or more executive officers, partners, members, managers, or directors of the Person specified, or (c) any Person related (by blood or marriage) to any executive officer, partner, member, manager, or director. For the purpose of this definition of Affiliate, the term “control” means the power to direct or cause the direction of the management of such Person, whether through the ownership of voting securities, by contract or agency or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Ancillary Agreements” means the Gas Purchase Contract, the Termination and Release Agreement, the Escrow Agreement, and any other agreements executed in connection herewith.

“Area of Mutual Interest” or “AMI” means the area outlined on Exhibit A including, without limitation, the lands covered by the leases described in Exhibit A-1 and such other lands covered by leases or other interests that Redwood or its Affiliates may obtain while this Agreement is in force and effect within the AMI. If any lease or other interest acquired by Redwood lies partially within and partially outside of the AMI, the entire interest shall be considered as being situated within the AMI, and the AMI shall be revised to accord with any such change.

“Business Day” means any day other than a Saturday, Sunday, or legal holiday in the State of Texas, and on which banks are open for business in Houston, Texas.

“Claims” means any and all claims, demands, suits, causes of action, losses, damages, liabilities, fines, penalties and costs (including, without limitation, attorneys’ fees and costs of litigation), whether known or unknown, including environmental and non-environmental claims.

“Code” means the Internal Revenue Code of 1986, as amended.

“Closing” has the meaning set forth in Section 2.1.

“Drilling Program” has the meaning set forth in Section 3.1.

“Escrow Agreement” means that form of escrow agreement attached hereto as Exhibit E.

“Exhibits” mean the following exhibits which are attached to this Agreement and, as amended hereby, herein incorporated by reference for all purposes:

Exhibit A—Area of Mutual Interest

2

Exhibit A-1—Oil and Gas Leases

Exhibit A-2—Land Map with Interpreted Field Outline of the MRF

Exhibit B—Ruby Magness Well No. 1, the Angela Farris Fannin Well No. 1, and the Injection Well   Locations

Exhibit C—Gas Purchase Contract

Exhibit D—Termination and Release Agreement

Exhibit E—Form of Escrow Agreement

“Expansion” has the meaning set forth in Section 3.3 below.

“Force Majeure” has the meaning set forth in Section 7.1 below.

“Gas Purchase Contract” means the Gas Purchase Contract between MGP and Redwood in the form attached hereto as Exhibit C.

“Gathering Assets” has the meaning set forth in the Recitals above.

“Governmental Authority” means any federal, state, local, municipal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; and any court or governmental tribunal.

“Injection Well” means Redwood’s injection well which disposes of Acid Gas from the Treatment Plant, which Injection Well is more particularly identified on Exhibit B attached hereto.

“Laws” means any and all laws, statutes, ordinances, permits, decrees, writs, injunctions, orders, codes, judgments, principles of common law, rules or regulations (including, without limitation, environmental laws) which are promulgated, issued or enacted by a Governmental Authority having jurisdiction.

“MAOP” means the maximum allowable operating pressure of the Gathering Assets, which pressure shall not exceed eight hundred pounds per square inch gauge (800 psig) pressure.

“Mcf” means one thousand cubic feet of gas.

“MMcf” means one million cubic feet of gas. MMCF/d means one million cubic feet of gas per day. “MRF” has the meaning set forth in the Recitals above.

“Party” and “Parties” has the meaning set forth in the introductory paragraph.

“Person” means an individual, group, partnership, limited liability company, corporation, trust or other entity.

“Rodessa/Sligo Interval” means the stratigraphic equivalent of those sands, zones, and horizons occurring below the surface of the earth encountered between the depths of 11,427 feet and 12,378 feet (electric log measurements) in the Ruby Magness Well No. 1 located in the Amy Boatwright Survey, A-7, Madison County, Texas.

3

“Security Documents” has the meaning set forth in Sections 3.2 and 3.4 below.

“Term” has the meaning set forth in Section 4.1 below.

“Third Party” means any Person other than the Parties, including any Governmental Authority.

“Treatment Plant” means the gas treatment plant acquired by MGP from Hanover Compression Limited Partnership, and any expansion thereof.

ARTICLE II.
Closing and Execution of Instruments

2.1                               Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Andrews Kurth LLP, counsel to Redwood, located at 600 Travis, Suite 4200, Houston, Texas 77002, on Monday, July 25, 2005 contemporaneously with MGP’s acquisition of the Treatment Plant from Hanover and the Gathering Assets from Gateway. At the Closing the Parties shall execute and deliver all of the instruments to be executed in connection herewith including, without limitation, the Ancillary Agreements. The Closing may occur by facsimile, PDF files bearing electronic signatures, overnight courier, or such other means as agreed by the Parties. Promptly following the Closing, each of the Parties shall provide the other with fully-executed originals of this Agreement and the Ancillary Agreements.

2.2                               Further Assurances. From time to time after the Closing, upon reasonable request by the other Party, each Party agrees to execute and deliver such additional documents as the requesting Party may reasonably require to accomplish the purposes of this Agreement.

ARTICLE III.
Madisonville Field Development Program

3.1                               Additional Well(s); Drilling Program. Subject to events of Force Majeure, and the availability of suitable rigs, well services, and equipment, Redwood shall undertake a minimum three (3) well drilling program in the MRF (the “Drilling Program”) as follows:

(a)                                  On or before March 1, 2006 Redwood will have (i) drilled the first well in the Drilling Program to a depth sufficient to test the Rodessa/Sligo Interval, and (ii) completed the well if, in the sole opinion of Redwood as a reasonable and prudent oil and gas operator, such well is capable of producing in paying quantities.

(b)                                 On or before August 1, 2006 Redwood will have (i) drilled the second well in the Drilling Program to a depth sufficient to test the Rodessa/Sligo Interval, and (ii) completed the well if, in the sole opinion of Redwood as a reasonable and prudent oil and gas operator, such well is capable of producing in paying quantities.

(c)                                  On or before September 30, 2008 Redwood will have (i) drilled the third well in the Drilling Program to a depth sufficient to test the Smackover Formation (estimated to be encountered at an approximate depth of 18,000 feet), and (ii) completed

4

the well if, in the sole opinion of Redwood as a reasonable and prudent oil and gas operator, such well is capable of producing in paying quantities.

3.2                               Redwood Mortgage. In order to secure Redwood’s performance under the Drilling Program, within thirty (30) days after the Closing hereunder, Redwood shall execute and deliver to MGP a mortgage, deed of trust, security agreement, and financing statement, and related security instruments (collectively, the “Security Documents”), in recordable form, encumbering all of Redwood’s fee, oil and gas leasehold, oil and gas production, fixtures, and equipment situated within the AMI. At Redwood’s request, MGP shall subordinate its lien and security interest to any unaffiliated lender to Redwood. Upon the occurrence of any Redwood default under the Drilling Program, MGP may, in addition to any other remedies available at law or in equity and subject to the rights of any prior or superior lien or encumbrance, in its sole discretion elect to foreclose or exercise its other rights under the Security Documents. The Security Documents shall be released by MGP upon Redwood’s completion of the Drilling Program.

3.3                               Expansion of Treating Facilities. Subject to events of Force Majeure and the availability of fabricated components, on or before March 1, 2006 MGP shall install and make operational additional treating capacity of fifty (50) MMcf/d at the inlet of the Treatment Plant (the “Expansion”). Following the Expansion, the Treatment Plant shall have a total capacity of approximately sixty-eight million cubic feet of untreated gas per day (68 MMcf/d). MGP shall act as a reasonable and prudent gas treatment plant operator to operate and maintain the Treatment Plant to attempt to obtain maximum efficiency in terms of (i) the volume of treated gas redelivered at the “Point of Redelivery,” as such term is defined in the Gas Purchase Contract, and (ii) minimizing Treatment Plant downtime in accordance with prevailing gas treating plant industry standards, the quality specifications and requirements of the receiving transportation pipeline, and applicable Laws. MGP’s obligation to maintain the capacity of the Treatment Plant shall remain in effect only for so long as such capacity is necessary to treat Redwood’s owned or controlled gas produced from the AMI.

3.4                               MGP Mortgage. In order to secure MGP’s Treatment Plant Expansion obligations under Sections 3.3 above, within thirty (30) days after the Closing hereunder, MGP shall execute and deliver to Redwood a mortgage, deed of trust, security agreement, and financing statement, and related security instruments (collectively, the “Security Documents”), in recordable form, encumbering all of MGP’s fee, leasehold, Treatment Plant, Gathering Assets, fixtures, and equipment situated within the AMI. At MGP’s request, Redwood shall subordinate its lien and security interest to any unaffiliated lender to MGP, or to any commercial bank even if affiliated with MGP. Upon the occurrence of any MGP default of its Treatment Plant expansion obligation, Redwood may, in addition to any other remedies available at law or in equity and subject to the rights of any prior or superior lien or encumbrance, in its sole discretion elect to foreclose or exercise its other rights under the Security Documents. The Security Documents shall be released by Redwood upon MGP’s completion of the Expansion.

3.5                               All-Electric. Subject to the provisions hereof, MGP shall not use any gas owned or controlled by Redwood for fuel to the extent of the Expansion of its Treatment Plant facilities. MGP shall configure the Expansion component of its Treatment Plant to be powered entirely by purchased electricity rather than onsite gas-generated electricity. Promptly after Closing, MGP

5

shall investigate the estimated costs and timing related to converting gas-powered compression and other equipment at the current existing in-service Treatment Plant from gas to purchased electricity. MGP shall provide the results of the investigation to Redwood. If Redwood determines that such a conversion should occur, MGP and Redwood shall agree upon the mechanism for cost reimbursement, and MGP shall undertake the conversion of the Plant at Redwood’s sole cost and expense. Moreover, any additional continuing operating expenses shall be added to the Treating Fee set forth in the Gas Purchase Contract. If MGP decommissions a portion of the Treatment Plant, it shall first decommission the current existing in-service Treatment Plant gas-powered facilities.

3.6                               The Injection Well / The Acid Gas Disposal Line.

(a)                                  The Injection Well. The Injection Well, which is owned and operated by Redwood and connected to the Treatment Plant by the Acid Gas Disposal Line, shall have sufficient capacity to dispose of all volumes of Acid Gas removed at the Treatment Plant from gas reserves owned or controlled by Redwood, produced from the AMI, and sold to MGP pursuant to the Gas Purchase Contract. Under Redwood’s disposal permit issued by the Railroad Commission of Texas for the Injection Well, Redwood may dispose only of Acid Gas removed at the Treatment Plant from gas reserves owned or controlled by Redwood. MGP shall not utilize the Acid Gas Disposal Line in any manner which would violate, or result in a violation of, Redwood’s disposal permit. Redwood shall operate and maintain the Injection Well as a reasonable and prudent disposal well operator and in accordance with applicable Law.

(b)                                 The Acid Gas Disposal Line. MGP owns and operates the Acid Gas Disposal Line. MGP shall operate and maintain the disposal line as a reasonable and prudent pipeline operator and in accordance with applicable Law. The Acid Gas Disposal Line shall have sufficient capacity to transport Acid Gas removed from a minimum inlet volume of sixty-eight million cubic feet of gas per day (68 MMcf/d) from the Treatment Plant to the Injection Well. Title to and custody of the Acid Gas shall be transferred from MGP to Redwood at the outlet flange of the Acid Gas Disposal Line at the Injection Well.

3.7                               Gathering System for Additional Wells / Gas Specifications / Gas Sales

(a)                                  The Gathering System. Promptly after Closing, MGP shall commence and diligently perform at the earliest possible time, or cause to be commenced and diligently performed at the earliest possible time, the construction of a gathering line from the Angela Fannin Farris Well No. 1 to the Ruby Magness Well No. 1 or the Treatment Plant, as applicable, the actual location and route of the gathering line to be determined at MGP’s sole discretion, after reasonable consultation with Redwood. Upon notification by Redwood of its successful completion of any Drilling Program or other additional well or wells in the AMI, MGP shall commence and diligently perform at the earliest possible time, or cause to be commenced and diligently performed at the earliest possible time, the construction of a gathering line(s) from the additional well(s) to the Ruby Magness Well No. 1 (or any other additional well) or the Treatment Plant, as applicable, the actual location and route of the gathering line(s) to be determined at MGP’s sole discretion,

6

after reasonable consultation with Redwood. Any such additional gathering line(s) shall be constructed and operated by MGP as a prudent gas gatherer in accordance with applicable Laws. MGP will build any additional gathering line(s) to additional wells at its sole cost, risk, and expense. To the extent that Redwood has the right to lay pipelines across any of the lands or leases in the AMI and such right may be assigned, then, if requested by MGP, Redwood shall assign nonexclusive rights-of-way and easements to MGP to assist in the installation of the gathering and transportation pipelines, provided that MGP shall reimburse Redwood for all costs and expenses, if any, incurred in any assignment of pipeline right-of-way or similar instrument.

(b)                                 Wellhead Gas Specifications. Prior to the introduction of gas owned or controlled by Redwood into MGP’s gathering system Redwood shall, at its sole cost, risk, and expense, promptly install, operate, and maintain all necessary equipment and facilities at the well location(s) in order to deliver such gas at an adequate pressure to enter MGP’s gathering system not to exceed the MAOP and at a temperature not to exceed one hundred twenty (120) degrees Fahrenheit. MGP shall accept such gas and shall, at its sole cost, risk, and expense, promptly install, operate, and maintain all necessary equipment, instrumentation, metering, safety equipment, and facilities at the well location (or such other convenient location), and perform such other services, as are necessary to make such gas conform to the specifications of MGP’s gathering system so that such gas may be safely and efficiently delivered to the Treatment Plant.

(c)                                  Gas Sales. Redwood shall sell to MGP and MGP shall purchase from Redwood all of Redwood’s owned or controlled gas produced from any depth from within the AMI to the extent of the Treating Plant Expansion capacity for the Term of the Gas Purchase Contract. If the volume of Redwood’s owned or controlled gas produced from any depth from within the AMI exceeds the Treating Plant Expansion capacity, then MGP and Redwood shall attempt to negotiate mutually agreeable terms for MGP to undertake additional Treatment Plant expansion; provided, however, if the Parties fail to reach agreement with respect to additional Treatment Plant expansion, MGP shall release the excess volumes of Redwood’s owned or controlled gas from the terms hereof and the Gas Purchase Contract.

ARTICLE IV.
Term / Third Party Treating

4.1                               Term. The term of this Agreement shall be from the effective date hereof and for so long thereafter as Redwood, its successors and assigns, owns any oil and gas leasehold or mineral interest in the AMI; provided, however, this Agreement shall terminate thirty (30) years from effective date hereof unless extended by the mutual agreement of the Parties. The Term shall be extended by the duration of any event of Force Majeure under Article 7.1 below.

4.2                               Third Party Gas Treating; Additional Expansion. While this Agreement is in force and effect, all deliveries by MGP of Redwood’s owned or controlled gas to the Treatment Plant will have priority over any gas deliveries made by any other Person up to the total Treatment Plant capacity. The Parties acknowledge that MGP may transport and treat certain volumes of Third Party gas on an interruptible basis subject to available excess Treatment Plant

7

capacity. If the total volumes of any Third Party gas delivered to the Treatment Plant plus Redwood’s owned or controlled gas delivered to the Treatment Plant exceed the capacity of the Treatment Plant, MGP shall utilize one hundred percent (100%) of the Treatment Plant capacity for Redwood’s owned or controlled gas from the AMI. If, under an order of any Governmental Authority or in compliance with applicable Law, MGP must provide firm Treatment Plant capacity for Third Party gas, and the result is a reduction of Treatment Plant capacity so that MGP cannot handle or treat all of Redwood’s available gas, then MGP promptly shall install and make operational additional treating capacity at the Treatment Plant to accommodate all of Redwood’s owned or controlled gas to the extent of the Treatment Plant Expansion capacity (i.e. available Treatment Plant capacity to Redwood of sixty-eight million cubic feet of untreated gas per day (68 MMcf/d)) at no additional cost to Redwood other than the “Treating Fee” set forth as a “Permitted Deduction” in the Gas Purchase Contract.

4.3                               Binding Covenant. This Agreement and the dedication of gas owned or controlled by Redwood from the AMI and purchased by MGP under the Gas Purchase Contract shall be a real covenant running with the land. Any assignment by Redwood or MGP shall be made expressly subject to the terms and conditions of this Agreement and the Gas Purchase Contract.

ARTICLE V.
Representations and Warranties

Each Party represents and warrants to the other Party that as of the date hereof:

5.1                               Organization and Good Standing. Such Party is duly organized, validly existing and in good standing under the Laws of the state of its formation and has all requisite partnership power and authority to own and develop its interests and assets in or related to the MRF. Such Party is duly qualified to do business in Texas and is in good standing in the State of Texas and, if applicable, in the other jurisdictions in which it transacts business.

5.2                               Company Authority; Authorization of Agreement. Such Party has all requisite partnership power and authority to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, and to perform all of its obligations under this Agreement and the Ancillary Agreements. This Agreement and the Ancillary Agreements constitute the valid and binding obligations of such Party, enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors’ rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5.3                               No Violations. Such Party’s execution and delivery of this Agreement and the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not:

(a)                                  conflict with or require the consent of any Person under any of the terms, conditions or provisions of the partnership agreement, certificate of formation or other organizational document of such Party;

8

(b)                                 conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under: (i) any mortgage, indenture, loan, credit agreement or other agreement evidencing indebtedness for borrowed money to which such Party is a party or by which such Party is bound except, where such conflict, breach or default would not materially affect such Party’s ability to consummate the transactions contemplated hereby and thereby; or (ii) any order, judgment or decree of any Governmental Authority; or

(c)                                  result in the creation or imposition of any lien or encumbrance on any assets of such Party in the MRF.

5.4                               Third Party Claims, Disputes and Litigation. Except as set forth on Schedule 5.4, there are no Third Party Claims, disputes, or litigation pending or, to such Party’s knowledge, threatened against such Party that would prevent the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

5.5                               Agreements. The Ancillary Agreements, the Contingency Plan Agreement entered into and effective May, 2003, and that Escrow Agreement by and among The Chase Manhattan Bank (now JPMORGAN CHASE BANK), Hanover, and Redwood dated June 15, 2001 are the only agreements in existence to which Redwood is a signatory party which are applicable to or binding upon MGP or its operations within the AMI. There are no other Redwood agreements which affect the rights, duties, or obligations of MGP.

5.6                               Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to such Party’s knowledge, threatened against such Party.

5.7                               Foreign Person. Such Party is not a “foreign person” within the meaning of Section 1445 of the Code.

5.8                               Brokers, Agents, and Finders. No Person claiming by, through, or under such Party is entitled to any broker’s, finder’s or similar fee by reason of the transactions contemplated by this Agreement or the Ancillary Agreements.

5.9                               Investments. Prior to entering into this Agreement, such Party was advised by and has relied solely on its own legal, tax, and other professional counsel concerning this Agreement, the Ancillary Agreements, the interests and assets to which it may become entitled hereunder, and the value thereof. Such Party is and will be acquiring such interests and assets for its own account and not for distribution or resale in any manner that would violate any state or federal securities Laws.

9

ARTICLE VI.
Choice of Law and Dispute Resolution

6.1                               Choice of Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Texas, without giving effect to conflicts of laws principles that would apply the laws of another jurisdiction.

6.2                               Dispute Resolution.

(a)                                  Good Faith Efforts. The Parties wish to avoid disputes relating to or arising out of this Agreement. In the event of any dispute or perceived problem, each Party shall notify the other Party and seek an amicable resolution without regard to mediation. Except as otherwise provided in this Agreement, the Party receiving a notice hereunder shall be given fifteen (15) Business Days from the date of receipt of such notice to remedy the breach or otherwise correct its performance under this Agreement.

(b)                                 Mediation. In the event the Parties cannot reach an amicable resolution to a dispute or perceived problem, the Parties shall within fifteen (15) Business Days after the end of the fifteen (15) Business Day period set forth in Section 6.2(a) agree upon a mediator and shall promptly attempt to mediate a solution.

(c)                                  Litigation; Mandatory Venue. If the Parties cannot reach an amicable resolution to a dispute or perceived problem through mediation, each Party hereto consents and submits to the exclusive personal jurisdiction and venue of the federal or state courts in Houston, Harris County, Texas.

ARTICLE VII.
Miscellaneous

7.1                               Force Majeure.

(a)                                  If either Party hereto is unable, wholly or in part, by an event of Force Majeure to carry out its obligations under this Agreement, other than to make payments due hereunder, it is agreed that upon such Party giving notice and full particulars of such Force Majeure event in writing or by facsimile to the other Party as soon as possible after the occurrence of the cause relied on, then the obligations of the Party giving such notice, as far as they are affected by such event of Force Majeure, shall be suspended from the commencement of and during the continuance of any inability so caused but for no longer period, and such cause shall as far as possible be remedied with all reasonable dispatch.

(b)                                 The term “Force Majeure,” as used herein, shall mean an act of God, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion and any other causes whether of the kind enumerated or otherwise not reasonably within the control of the Party claiming the suspension and which by the exercise of reasonable diligence such Party is unable to prevent or overcome. “Force Majeure” regarding Redwood shall also include subsurface conditions or formations encountered during the Drilling Program, whether natural or mechanical, including but not limited to blowout, heaving shale, igneous rock, salt, saltwater flow, loss of circulation, loss of hole,

10

abnormal pressures, or any other impenetrable substance or adverse condition, which renders further drilling of any Drilling Program well, in Redwood’s sole opinion, either impossible or impractical. “Force Majeure” regarding MGP shall also include the inability to secure raw materials or equipment (after expending reasonable commercial efforts to obtain same), transportation accidents, labor disputes, and equipment failures which materially interfere with the operation of the Treatment Plant.

7.2                               Notices. All notices and other communications required or desired to be given hereunder must be in writing and sent (properly addressed as set forth below) by: (a) U.S. mail with all postage and other charges fully prepaid, (b) hand delivery, or (c) e-mail or electronic facsimile transmission. A notice will be deemed effective on the date on which such notice is received by the addressee, if by mail or hand delivery, or on the date sent, if by e-mail or facsimile (as evidenced by telephonic or fax machine confirmation of receipt or return confirming e-mail from the recipient); provided, however, if such date is not a Business Day, the date of receipt will be on the next date that is a Business Day. Either Party may change its address by notifying the other Party in writing of such address change.

If to Redwood:                                                                                       Redwood Energy Production, L.P.

One Maritime Plaza, Suite 700

San Francisco, CA  94111

Attn:  Mr. Stuart J. Doshi

Telephone  (415)  398-8186

Facsimile:  (415)  398-9227

E-mail: sdoshi@geopetro.com

If to MGP:                                                                                                               Madisonville Gas Processing, LP

1625 Broadway, Suite 2400

Denver, CO 80202

Attn:  Mr. Robert J. Clark

Telephone  (303)  626-8288

Facsimile:  (303)  626-8259

E-mail:  rjclark@bearcubenergy.com

7.3                               Amendments and Severability. No amendments or other modifications to this Agreement will be effective or binding on either of the Parties unless the same are in writing, are designated as an amendment or modification, expressly reference this Agreement, and are signed by each Party. The invalidity of any one or more provisions of this Agreement will not affect the validity of this Agreement as a whole, and in case of any such invalidity, this Agreement will be construed as if the invalid provision had not been included herein.

7.4                               Successors and Assigns. The terms, covenants and conditions contained in this Agreement are binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7.5                               No Partnership Created. It is not the purpose or intention of this Agreement to create (and it should not be construed as creating) a joint venture, partnership or any type of association, and the Parties are not authorized to act as an agent or principal for each other with

11

respect to any matter related hereto. If, for federal income tax purposes, this Agreement and the operations hereunder are regarded as a partnership, and if the Parties have not otherwise agreed to form a tax partnership, each Party thereby affected elects to be excluded from the application of all of the provisions of Subchapter “K,” Chapter 1, Subtitle “A,” of the Code, as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Either Party is authorized and directed to execute on behalf of the other Party such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulations §1.761. Should there be any requirement that each Party give further evidence of this election, each Party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No Party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state in which the MRF is located or any future income tax laws of the United States contain provisions similar to those in Subchapter “K,” Chapter 1, Subtitle “A,” of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each Party shall make such election as may be permitted or required by such laws. In making the foregoing election, each Party states that the income derived by such Party from operations hereunder can be adequately determined without the computation of partnership taxable income.

7.6                               Waiver of Certain Remedies. Notwithstanding anything to the contrary in this Agreement, in no event shall either Party be entitled to receive or be liable to the other Party for (and each Party hereby waives) any consequential, special, indirect, or punitive damages arising out of this Agreement or the transactions contemplated hereby, irrespective of whether alleged to be by way of indemnity (other than indemnity for Third Party claims), as a result of breach of any provision of this Agreement, tort (including negligence and strict liability), or otherwise, including, without limitation, any loss of profits, loss of income, loss of use, loss of revenue, loss of contracts, or loss of fuel, REGARDLESS OF WHETHER ANY SUCH DAMAGES ARE CAUSED BY, CONTRIBUTED TO BY, OR ARISE OUT OF, THE SOLE, JOINT OR CONCURRENT NEGLIGENCE (IN ANY DEGREE) OR STRICT LIABILITY OF THE OTHER PARTIES.

7.7                               No Third Party Beneficiaries. Nothing contained in this Agreement will entitle anyone other than the Parties or their successors and permitted assigns to any Claim, cause of action, remedy, or right of any kind whatsoever.

7.8                               Construction. THE PARTIES ACKNOWLEDGE THAT THEY HAVE HAD AN ADEQUATE OPPORTUNITY TO REVIEW EACH AND EVERY PROVISION CONTAINED IN THIS AGREEMENT AND TO SUBMIT THE SAME TO LEGAL COUNSEL FOR REVIEW AND COMMENT. BASED ON THE FOREGOING, THE PARTIES AGREE THAT THE RULE OF CONSTRUCTION THAT A CONTRACT BE CONSTRUED AGAINST THE DRAFTER, IF ANY, NOT BE APPLIED IN THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT.

7.9                               Conflict in Agreements. If any conflict exists between this Agreement and any Ancillary Agreement, then (as between the Parties) the provisions of this Agreement shall control.

12

7.10                        Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, all which when taken together shall constitute one and the same agreement.

7.11                        Entire Agreement. This Agreement and the Exhibits attached hereto, which are incorporated herein by reference, (i) supersede all prior and contemporaneous negotiations, understandings, memoranda of understanding and agreements (whether oral or written) between the Parties with respect to the subject matter hereof, and (ii) constitute the entire understanding and agreement between the Parties with respect thereto.

7.12                        Headings. The headings contained herein are for reference only and shall not in any way affect the meaning or interpretation of this Agreement.

7.13                        DTPA Waiver. After consultation with their respective attorneys, and to the extent permitted by applicable law, each Party waives its respective rights under the Deceptive Trade Practices—Consumer Protection Act, Section 17.41 et seq., Texas Business and Commerce Code.

7.14                        Audit. Within twenty-four (24) months from the date of any payment from either Party to the other in accordance with the terms of this Agreement or any of the Ancillary Agreements, the paying Party (or its designated representatives) may conduct an audit of the books and records with respect to the matters related to said payments. Redwood may also audit MGP’s adjustment calculations under Section 4.3 of the Gas Purchase Contract. The audit(s) shall be conducted at the offices of the Party being audited during usual business hours. The Party being audited shall cooperate with the auditing Party and its representatives during any audit, including, if requested by the auditing Party, providing access to necessary personnel. Within twenty (20) Business Days of the completion of the audit, the auditing Party shall furnish the audited Party with any audit exceptions. The Parties shall thereafter attempt to resolve any audit exceptions in a prompt and amicable manner; provided, however, if the Parties cannot reach agreement, either Party may initiate the Dispute Resolution procedures of Section 6.2.

7.15                        No Reliance. Each Party acknowledges that it has relied only upon its own independent investigation and analysis of the MRF and, except as expressly set forth in this Agreement, is not acting in reliance upon the representations or warranties of any other Party with respect to any of the matters covered hereby.

7.16                        Acid Gas Indemnification.

(a)                                  MGP shall DEFEND, INDEMNIFY, PROTECT, and HOLD HARMLESS Redwood and its officers, directors, partners, employees, agents, and representatives, from and against all Claims, including, without limitation, any Claims with respect to damage to property, or injury or death of any person, arising out of, with respect to, or in connection with Acid Gas prior to its delivery to the outlet flange of the Acid Gas Disposal Line at the Injection Well, including, without limitation, any Claims arising out of, with respect to, or in connection with the sole, joint, or concurrent negligence or strict liability of Redwood, or its officers, directors, partners, employees, agents, and representatives.

13

(b)                                  Redwood shall DEFEND, INDEMNIFY, PROTECT, and HOLD HARMLESS MGP and its officers, directors, partners, employees, agents, and representatives, from and against all Claims, including, without limitation, any Claims with respect to damage to property, or injury or death of any person, arising out of, with respect to, or in connection with Acid Gas delivered hereunder from and after the outlet flange of the Acid Gas Disposal Line at the Injection Well, including, without limitation, any Claims arising out of, with respect to, or in connection with the sole, joint, or concurrent negligence or strict liability of MGP, or its officers, directors, partners, employees, agents, and representatives.

7.17                        Noncompete in the AMI.

(a)                                  Without the prior written consent of Redwood, throughout the Term of this Agreement, neither MGP nor any of its Affiliates shall own or acquire, directly or indirectly, any legal or beneficial title to any oil and gas lease or mineral or royalty interest within the AMI, nor shall MGP or any of its Affiliates own, directly or indirectly, either individually or in the aggregate, more than five percent (5%) of the voting equity or right to receive dividends or distributions of any Person that owns or controls any legal or beneficial title to any oil and gas lease or mineral or royalty interest within the AMI. If MGP or any Affiliate owns or acquires any such interest, it shall promptly convey same to Redwood by instrument containing special warranty of title by, through, and under MGP (or its Affiliate), but not otherwise.

(b)                                 Without the prior written consent of MGP, throughout the Term of this Agreement, neither Redwood nor any of its Affiliates shall own or acquire, directly or indirectly, any legal or beneficial title to any gas processing or treating facilities within the AMI which relate in any way to the MRF, nor shall Redwood or any of its Affiliates own, directly or indirectly, either individually or in the aggregate, more than five percent (5%) of the voting equity or right to receive dividends or distributions of any Person that owns or controls any legal or beneficial title to any gas processing or treating facilities within the AMI which relate in any way to the MRF. If Redwood or any Affiliate owns or acquires any such interest, it shall promptly convey same to MGP by instrument containing special warranty of title by, through, and under Redwood (or its Affiliate), but not otherwise.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by its respective officers, thereunto duly authorized, in multiple originals, all to be effective as of the effective date first above written.

14

REDWOOD ENERGY PRODUCTION, L.P.

By:	Redwood Energy Company,
its General Partner

	By:	/s/ Stuart. J. Doshi
S. J. Doshi
President and CEO

MADISONVILLE GAS PROCESSING, LP

By: Madisonville GP, LLC,
its General Partner

By:	/s/ Robert J. Clark
Robert J. Clark
Manager

Exhibits

Exhibit A—Area of Mutual Interest

Exhibit A-1—Oil and Gas Leases

Exhibit A-2—Land Map with Interpreted Field Outline of the MRF

Exhibit B—Ruby Magness Well No. 1, the Angela Farris Fannin Well No. 1, and the Injection Well   Locations

Exhibit C—Gas Purchase Contract

Exhibit D—Termination and Release Agreement

Exhibit E—Form of Escrow Agreement

15

EXHIBIT A

MADISIONVILLE PROJECT	MADISON COUNTY, TEXAS

AREA OF MUTUAL INTEREST & CONTRACT AREA

CROWNOVER
SIM
S
10,000'
LFRED GEE
AMY BOATWRIGHT
ANTONIO DE
10,000'
10,000'
13,000'
ZORASTER ROBINSO
CO.
CO.
MADISON CO TEX.
TOBIN
N

The boundaries of the Area of Mutual Interest outlined on this plat are in all cases parallel to and are located out from the outer boundaries of the Amy Boatwright Survey, A-7, the distances shown on this plat.

Schedule 5.4

Madisonville Field Development Agreement

Pending or threatened litigation / administrative actions:

1.             The Miller Action

Greg R. Miller, Robert L. Hixon, and Madisonville Field, L.L.C. v. Newstar Energy of Texas, LLC, Newstar Energy USA, Inc., Panther Resources Corporation, Panther Rodessa, L.P. and Redwood Energy Production, L.P., Cause No. 2002-65545, 113th Judicial District Court, Harris County, Texas (the “Miller Action”). The Miller Action arises out of several agreements between the parties (and their predecessors in interest), including a February 12, 1997 Participation Agreement between Newstar Energy of Texas, LLC’s predecessor, Nova Corporation, and the Miller Action Plaintiffs.

2.             The Redwood Action

Redwood Energy Production v. Panther Resources Corporation and Panther Rodessa L.P., Cause No. 2003-55210, In the 164th Judicial District Court of Harris County, Texas. (the “Redwood Action”). Redwood filed a declaratory judgment action following the receipt of a letter from counsel for Panther Resources Corporation and Panther Rodessa, L.P. requesting indemnification for the claims asserted by Greg R. Miller, Robert L. Hixon, and Madisonville Field, L.L.C. in the Miller Action. Redwood and the Panther Defendants entered into a tolling agreement in which the parties agreed to dismiss the lawsuit without prejudice subject to the lawsuit being refiled by Redwood. The lawsuit was dismissed pursuant to the tolling agreement on June 10, 2004.

3.             The Farris Action

George Mejlaender d/b/a Texas Land Company and Madison Field, L.L.C. v. Jeff A. Farris, Jr., Cause No. 10,384, 12th Judicial District Court, Madison County, Texas (the “Farris Action”). Redwood filed a Petition in Intervention in the Farris Action for declaratory judgment, slander of title, and to remove cloud on title to its oil and gas lease.

4.             The Crimson Complaint

On July 20, 2005 Crimson Exploration Inc. filed a complaint with the Railroad Commission of Texas against Hanover Compression Limited Partnership, Gateway Processing Company, and Redwood Energy Production LP (sic) alleging a violation of the Texas Common Purchaser Act.

Exhibit A-1

Exhibit A-1

Oil & Gas Leases

Lease ID	Lessor	Lessee	Lease Date	Book & Page
X-001-T	MAGNESS, RUBY	MITCHELL ENERGY CORP.	10/03/80	238-110
X-002-DEEP	PROVIDENCE MINERALS	REDWOOD ENERGY PRODUCTION LP	03/04/04	703-023
X-002-T	PROVIDENCE MINERALS	REDWOOD ENERGY PRODUCTION LP	10/03/01	592-44
X-003-T	TEXAS OSAGE	REDWOOD ENERGY PRODUCTION LP	05/01/03	713-067
X-004-DEEP	HOUSE, RL, ETAL	REDWOOD ENERGY PRODUCTION LP	07/26/05
X-004-T	HOUSE, R. L., ET AL	NEWSTAR ENERGY	07/26/99	511-164, ext. 630-157
X-054-T	FARRIS, JEFF A., JR.	REDWOOD ENERGY PRODUCTION LP	02/27/04	699-016
X-055-T	ADF-BLF DEVELOPMENT LP	REDWOOD ENERGY PRODUCTION LP	08/09/02	514-168, 637-64, EXT 715-121
X-056-T	HOUSE, R. L, ETAL	REDWOOD ENERGY PRODUCTION LP	12/17/03	692-182
X-058-T	PROVIDENCE MINERALS	REDWOOD ENERGY PRODUCTION LP	10/07/02	637-59
X-060-T	JASTER, GEORGE E., ET UX	REDWOOD ENERGY PRODUCTION LP	07/07/04	717-085
X-075-T	THORNTON, WILLIAM S., ET UX	REDWOOD ENERGY PRODUCTION LP	07/12/04	717-078
X-082-T	MCWHORTER, SAMUELS N & JUANITA	REDWOOD ENERGY PRODUCTION LP	09/10/03	674-200
X-083-T	ANGELA K. RUFINO	REDWOOD ENERGY PRODUCTION LP	09/08/03	674-190
X-084-T	MCWHORTER, EUGENE & BOBBIE REVOCABLI	REDWOOD ENERGY PRODUCTION LP	09/09/03	674-196
X-085-T	MCWHORTER, EARL & GLENDA	REDWOOD ENERGY PRODUCTION LP	09/08/03	674-202
X-086-T	PORTER, HELEN J. & BILLY J.	REDWOOD ENERGY PRODUCTION LP	09/08/03	674-198
X-088-T	MCWHORTER, GARY LEE	REDWOOD ENERGY PRODUCTION LP	09/09/03	674-194
X-089-T	FOSTER, CELIA MCWHORTER	REDWOOD ENERGY PRODUCTION LP	09/08/03	674-192
X-090-T	HOUSE, R. L., ET AL	REDWOOD ENERGY PRODUCTION LP	10/15/03	685-125, ext. 727-159
X-091-T	PROVIDENCE MINERALS	REDWOOD ENERGY PRODUCTION LP	03/04/04	703-026
X-092-T	TEXAS OSAGE ROYALTY POOL	REDWOOD ENERGY PRODUCTION LP	06/01/04	713-69
X-094a-T	FANNIN, KENNETH	REDWOOD ENERGY PRODUCTION LP	11/15/03	685-121
X-094b-T	FANNIN, JAMES	REDWOOD ENERGY PRODUCTION LP	10/27/03	685-123
X-102-T	TEXAS OSAGE ROYALTY POOL	REDWOOD ENERGY PRODUCTION LP	06/01/04	713-71
X-103-T	HICKS, JAMES E., ETUX	L.C. OLDHAM, JR.	11/12/53	108-107
X-106-T	HOUSE BB., LTD., ETAL	REDWOOD ENERGY PRODUCTION LP	07/26/04	717-090
X-130-T	WALTERS, DWAYNE P.	PEARSALL EXPLORATION CO.	07/27/88	348-878
X-131-T	TARPLEY, OUIDA	PEARSALL EXPLORATION CO.	07/27/88	348-861
X-132-T	STRAWTHER, ADA MAE	PEARSALL EXPLORATION CO.	07/27/88	348-865
X-133-T	STRAWTHER, CHARLES, ETUX	PEARSALL EXPLORATION CO.	07/27/88	348-869
X-134-T	TRIPLE N. INC., ETAL	PEARSALL EXPLORATION CO.	06/01/88	346-806
X-135-T	PORTER, HELEN J. ETVIR	PEARSALL EXPLORATION CO.	10/05/88	352-243
X-136-T	FANNIN, KENNETH R., ETAL	PEARSALL EXPLORATION CO.	02/20/89	357-200
X-137-T	MCWHORTER, SAMUEL N., EYUX	PEARSALL EXPLORATION CO.	11/14/88	352-246
X-139-T	MCWHORTER, EUGENE A., ETUX	PEARSALL EXPLORATION CO.	10/06/88	352-256
X-140-T	MCWHORTER, GARY LEE	PEARSALL EXPLORATION CO.	10/14/88	352-249
X-141-T	MCWHORTER, EARL E., JR., ETUX	PEARSALL EXPLORATION CO.	09/27/88	352-240
X-142-T	FOSTER, CELIA MCWHORTER	PEARSALL EXPLORATION CO.	10/05/88	356-819
X-143-T	FLOYD, EARLENE M., ETVIR	PEARSALL EXPLORATION CO.	10/05/88	352-237
X-145-T	GAFFORD, BERTIE L., ETAL	PEARSALL EXPLORATION CO.	07/01/88	348-886
X-146-T	HINES, MIDGET M., ETVIR	PEARSALL EXPLORATION CO.	07/12/88	348-882
X-147-T	MCMAHAN, TRUMAN	PEARSALL EXPLORATION CO.	07/12/88	348-873
X-148-T	MCWHORTER, BUFORD, ETAL	PEARSALL EXPLORATION CO.	08/12/88	352-252
X-149-T	JOHNSTON, JAMES J.	EDWARDS PETROLEUM CO.	12/08/92	399-137
X-151-T	MARSHALL, GARLAND R., ETUX	KYLE F. FULLICK	02/11/93	402-417
X-152-T	VAUGHN, LUCILLE GAY	KYLE F. FULLICK	02/11/93	402-414
X-153-T	WINSTEAD, MAURICE GRAY	KYLE F. FULLICK	02/11/93	402-420
X-156-T	WELLS, LEE ANN	KYLE F. FULLICK	04/19/93	403-857
X-166-T	PONDER, JAMES R., ET UX	REDWOOD ENERGY PRODUCTION LP	06/15/03	666-098
X-256-T	SIKES, FRANCES	NEWSTAR ENERGY	07/17/98	484-187
X-257-T	THIERHELMER, JEAN M.	NEWSTAR ENERGY	08/12/98	483-207
X-276-T	TOBIAS, PAT	NEWSTAR ENERGY	09/17/98	483-203
X-309-T	HOUSE BB., LTD., ETAL	NEWSTAR ENERGY	10/04/04	727-155
X-316-T	WOLF, RUBY MAE FRYE	REDWOOD ENERGY PRODUCTION LP	06/01/02	620-155
X-317-T	O’CONNELL, DOROTHY FRYE	REDWOOD ENERGY PRODUCTION LP	07/19/02	623-287
X-318-T	PROVIDENCE MINERALS	REDWOOD ENERGY PRODUCTION LP	12/25/04	743-155
X-319-T	RIOMAX, LTD	REDWOOD ENERGY PRODUCTION LP	11/01/04
X-320-T	BLAKEMORE, BRUCE ALLEN, ET AL	REDWOOD ENERGY PRODUCTION LP	03/01/00
X-321-T	FARRIS, JEFF A., JR.	REDWOOD ENERGY PRODUCTION LP	02/27/04	699-028
Z-001-T	HALL, DARRELL R. & SUE HICKS	REDWOOD ENERGY PRODUCTION LP	06/01/05
Z-002-T	LANG, JAMES TRUST c/o Ann Carter Lang	REDWOOD ENERGY PRODUCTION LP	06/01/05

009-T	FRANKLIN, JEAN LOUISE MORRIS	REDWOOD ENERGY PRODUCTION LP	0/815/04	721-170
010-T	MORRIS, ROBERT E.	REDWOOD ENERGY PRODUCTION LP	0/815/04	721-268
015-T	SOLIZ, DIONISIO & AMELIA	REDWOOD ENERGY PRODUCTION LP	06/01/02	620-175
016-T	LEONARD, BILL	REDWOOD ENERGY PRODUCTION LP	06/01/02	620-170
029-T	MURPHY, ALVA RAY	REDWOOD ENERGY PRODUCTION LP	08/15/04	721-266
030-T	WINFIELD, LEONARD D.	REDWOOD ENERGY PRODUCTION LP	06/01/02	623-273
032-T	HARRINGTON, LEE B.	REDWOOD ENERGY PRODUCTION LP	06/01/02	620-180

LKG @ -11,674' TVDSS
30°55'00"N
30°54'00"N
30°53'00"N
30°52'00"N
96°10'00"W
-11674
-11660
-11640
-11620
-11600
-11580
-11560
-11540
-11520
-11500
Fannie #1
MAGNESS RUBY 1
225
A-28
GEOPETRO RESOURCES
EXHIBIT A-2
Land Map with
Interpreted Field
Outline of the MRF
0
2,500
5,000
FEET

Exhibit B

INJECTION WELL LOCATION

Field notes of a 5.80 acre tract or parcel of land, lying and being situated in the Amy Boatwright Survey, Abstract No. 7, Madison County, Texas, and being part of the called 444.030 acre tract described in the deed from Angela Farris Fannin to Jeff A. Farris, Jr., as recorded in Volume 389, Page 699, of the Official Records of Madison County, Texas, and said 5.80 acre tract being more particularly described as follows:

BEGINNING at the concrete monument found at a crosstie fence corner marking the most southerly and westerly northwest corner of the beforementioned 444.030 acre tract, same being an interior ell corner of the Angela Farris Fannin - called 444.030 acre tract, Volume 384, Page 772, of the Official Records of Madison County, Texas;

THENCE N 78° 31’ 02” E along the common line between the beforementioned 444.030 acre tracts, adjacent to a fence, for a distance of 155.67 feet to a 1/2” iron rod set;

THENCE S 42° 49’ 43” E for a distance of 644.96 feet to a 1/2” iron rod set;

THENCE S 10° 12’ 21” W for a distance of 150.00 feet to a 1/2” iron rod set in the common line between the beforementioned 444.030 acre tract and the 752.36 acre tract described in the deed to Curtis A. McCauley, recorded in Volume 532, Page 181, of the Official Records of Madison County, Texas;

THENCE N 80° 15’ 42” W along the common line between the beforementioned 444.030 acre tract and the 752.36 acre tract, adjacent to a fence, for a distance of 660.00 feet to a 1/2” iron rod found at a 3” iron post fence corner marking the common corner between the said 444.030 acre tract and the 752.36 acre tract;

THENCE N 10° 12’ 21” E along the common line between the beforementioned Farris -444.030 acre tract and the Fannin - 444.030 acre tract, adjacent to a fence, for a distance of 485.69 feet to the PLACE OF BEGINNING, containing 5.80 acres of land, more or less.

Surveyed February 2002

	By:	/s/ S. M. Kling
S. M. Kling R.P.L.S. No. 2003

Prepared 02/28/01

EXHIBIT C

Gas Purchase Contract

GAS PURCHASE CONTRACT

between

REDWOOD ENERGY PRODUCTION, L.P.

as Seller

and

MADISONVILLE GAS PROCESSING, LP

as Buyer

August 1, 2005

INDEX

GAS PURCHASE CONTRACT

i

GAS PURCHASE CONTRACT

This Gas Purchase Contract (this “Agreement”) is made and entered into effective this 1st day of August, 2005 the “Effective Date”) by and between Redwood Energy Production, L.P., a Texas limited partnership (“Seller”), and Madisonville Gas Processing, LP, a Colorado limited partnership (“Buyer”). Seller and Buyer are sometimes hereinafter referred to individually as a “Party,” and collectively as the “Parties.” This Agreement is made subject to that Madisonville Field Development Agreement of even date herewith between Buyer and Seller (the “Development Agreement”), and capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in the Development Agreement.

W I T N E S S E T H:

WHEREAS, Seller and Buyer have contemporaneously herewith entered into the Development Agreement; and

WHEREAS, Seller has available Seller’s Gas Reserves (hereinafter defined), and intends to continue its oil and gas exploration and development efforts within the AMI (hereafter defined); and

WHEREAS, under the Development Agreement, Buyer has the obligation to expand its Treatment Plant and the gathering system within the AMI to connect with future Seller’s Wells within the AMI and move Seller’s Gas Reserves to the Treatment Plant;

WHEREAS, the Parties hereto desire to enter into this Agreement for the sale by Seller and the purchase by Buyer of all of Seller’s Gas Reserves;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, Seller agrees to sell and deliver to Buyer and Buyer agrees to purchase and receive from Seller, pursuant to the terms and conditions hereinafter set forth, Seller’s Gas Reserves.

ARTICLE VIII.– Definitions

As used herein, the following terms shall have the meanings ascribed to them below:

1.1                               “Area of Mutual Interest” or “AMI” means the area outlined on Exhibit A including, without limitation, the lands covered by the leases described in Exhibit A-1 and such other lands covered by leases or other interests that Seller may obtain while this Agreement is in force and effect within the AMI. If any lease or other interest acquired by Seller lies partially within and partially outside of the AMI, the entire interest shall be considered as being situated within the AMI, and the AMI shall be revised to accord with any such change.

1.2                               “Btu” shall mean British Thermal Unit, and “MMBtu” shall mean one million (1,000,000) Btus.

1.3                               “Claims” means any and all liens, claims, suits, expenses, liabilities, encumbrances, costs, and losses, including attorneys’ fees and court costs.

1.4                               “Contract Year” means the twelve (12) calendar month period commencing August 1, 2005 through July 31, 2006, and each subsequent twelve (12) month period thereafter.

1.5                               “Day” or “day” shall mean the 24-hour period commencing at 9:00 a.m., local time, on one calendar day and ending at 9:00 a.m., local time, on the following calendar day.

1.6                               “Gas” or “gas” shall mean natural gas produced from gas wells (gas well gas) and gas produced in association with oil from oil wells (oil well gas), and the residue gas from treating gas well gas or oil well gas or both.

1.7                               “Gross heating value” shall mean the number of Btu’s evolved by the complete combustion, at constant pressure, of the amount of gas which would occupy a volume of one (1) cubic foot at a temperature of sixty degrees (60º) Fahrenheit, if saturated with water vapor and under a pressure equivalent to that of thirty (30) inches of mercury at thirty-two degrees (32º) Fahrenheit, and under standard gravitational force (acceleration 980.665 cm per second per second) with air of the same temperature and pressure as the gas when the products of combustion are cooled to the initial temperature of the gas and air and when the water formed by combustion is condensed to the liquid state. The gross heating value of the gas thus obtained shall be expressed on the measurement basis set forth in Section 6.1 of this Agreement.

1.8                               “Jurisdictional Agency” shall mean the Texas Railroad Commission and other regulatory agencies having jurisdiction.

1.9                               “Lone Star” shall mean TXU Lone Star Pipeline Company.

1.10                        “Mcf” shall mean one thousand (1,000) cubic feet of gas. “MMcf” shall mean one million (1,000,000) cubic feet of gas. “Bcf” shall mean one billion (1,000,000,000) cubic feet of gas. Mcf/d shall mean one thousand (1,000) cubic feet of gas per day, and MMcf/d shall mean one million (1,000,000) cubic feet of gas per day.

1.11                        “MMBtus Delivered” shall mean the amount of gas attributable to Seller’s Wells as determined by Buyer or its designee at the Point of Redelivery.

1.12                        “Month” or “month” shall mean the period beginning at 9:00 a.m., local time, on the first day of a calendar month and ending at 9:00 a.m., local time on the first day of the succeeding calendar month.

1.13                        “Permitted Deductions” shall mean those post-production charges deducted from the Resale Price per MMBtus Delivered at the Point of Redelivery for the gathering, treating, marketing, and transporting of gas attributable to Seller’s Wells. Permitted Deductions under this Agreement, as follows:

(a)                                  Gathering Fee. Buyer shall receive a gathering fee of seven cents ($.07) per Mcf of Seller’s Delivery Capacity measured at each Well Meter and delivered into the gathering system (including any future gathering lines constructed by Buyer to Seller’s Wells). One-half (1/2) of this gathering fee will be adjusted using the Consumer Price Index (“CPI”) every January 1st during the Term hereof commencing on January 1, 2006.

(b)                                 Treating Fee.

i.                                          Buyer and Seller agree that for the first 18,000 Mcf/d of Seller’s Delivery Capacity delivered at the Point(s) of Delivery, Buyer shall receive a treating fee of $1.50 per Mcf. This fee will remain in effect from the effective date hereof through September 30, 2010. One-quarter (1/4) of this treating fee will be adjusted using the Producer Price Index for Industrial Commodities (“PPI”) every January 1st during the Term hereof commencing on January 1, 2006, and one-quarter (1/4) of this treating fee will be adjusted using the CPI every January 1st during the Term hereof commencing on January 1, 2006.

ii.                                       Buyer and Seller agree that for any gas volumes in excess of 18,000 Mcf/d of Seller’s Delivery Capacity delivered at the Point(s) of Delivery, Buyer shall receive a treating fee of $1.10 per Mcf. Beginning October 1, 2010, the fee of $1.10 per Mcf shall be charged for all of Seller’s Delivery Capacity delivered at the Point(s) of Delivery. One-quarter (1/4) of this treating fee will be adjusted using the PPI every January 1st during the Term hereof commencing on January 1, 2006, and one-quarter (1/4) of this treating fee will be adjusted using the CPI every January 1st during the Term hereof commencing on January 1, 2006.

(c)                                  Marketing Fee. So long as Buyer purchases and markets Seller’s Delivery Capacity, Buyer shall receive for its gas marketing efforts one cent ($0.01) per Mcf of Seller’s Delivery Capacity delivered at the Point(s) of Delivery. One-half (1/2) of this marketing fee will be adjusted using the CPI every January 1st during the Term hereof commencing on January 1, 2006.

(d)                                 Transportation Fee. Those transportation fees set forth in the Transportation Agreement, which Transportation Agreement may not be terminated, altered, or amended without the prior written approval of Seller. Prior to tendering the transportation fees to Transporter each month, Buyer shall provide to Seller a written statement showing in reasonable detail the monthly transportation fee calculation. Seller shall promptly review the statement and approve same or provide any objections thereto.

1.14                        “Point(s) of Delivery” shall mean the outlet of the wellhead equipment of any of Seller’s Wells into Buyer’s gathering system.

1.15                        “Point(s) of Redelivery” shall be the sales meter at the point of interconnection of Gateway Pipeline Company’s pipeline extending from the tailgate of the Treatment Plant to the Atmos Pipeline – Texas’ (formerly Lone Star’s) 30-inch pipeline in the W. M. Durhan A-89 Survey, Madison County, Texas, or such other receiving pipeline in the vicinity.

1.16                        “Resale Price” means the price per MMBtu that Buyer receives in any Third Party, non-Affiliated sale(s).

1.17                        “Seller’s Delivery Capacity” shall mean the daily quantity of actual gas production owned or controlled by Seller and attributable to the well(s) within the AMI up to sixty-eight million cubic feet of untreated gas per day (68 MMcf/d) (unless otherwise agreed by

Buyer and Seller) and which, in the course of prudent operations as determined by Seller exercised in good faith and consistent with the lawful rules and regulations of the Jurisdictional Agency, is delivered to Buyer at the Points of Delivery.

1.18                        “Seller’s Gas Reserves” shall mean all gas now or hereafter owned or controlled by Seller and attributable to Seller’s interest in and/or which Seller has the right to market from the AMI.

1.19                        “Seller’s Well(s)” means any well(s) within the AMI in which Seller owns any interest.

1.20                        “Taxes” shall mean any tax (other than ad valorem or income taxes), license, gross receipts tax, fee or charge now or hereafter levied, assessed or made by any governmental authority on the act, right, or privilege of producing, transporting, handling, treating, delivering or marketing gas and/or related liquids and liquefiables which are measured by the volume, value or sales price of the gas or other hydrocarbons in question.

1.21                        “Term” is defined in Article XIII below.

1.22                        “Transportation Agreement” means that Transportation Agreement of even date herewith between Buyer and Gateway Pipeline Company, a Texas corporation, which provides for the delivery of treated gas from the tailgate of the Treatment Plant to the Point of Redelivery, and is attached hereto as Exhibit B.

1.23                        “Well Meter” means a measuring station located at the gas outlet of the field separator installed for a well. Each measuring station shall be so equipped with orifice meters, recording gauges, or other types of meter or meters of standard make and design commonly acceptable in the industry, as to accomplish the accurate measurement of gas delivered into Buyer’s gathering system hereunder. The changing of the charts and calibrating and adjusting of meters shall be done by Buyer or Buyer’s designee.

1.24                        “Wellhead Revenue” is defined in Section 7.1 below.

ARTICLE IX.– Dedication and Commitment

2.1                               Dedication and Commitment. Seller hereby commits and dedicates to the performance of this Agreement all of Seller’s Gas Reserves produced from the AMI and Seller’s Gas Reserves produced from any well’s unit acreage on the AMI or any other acreage pooled or unitized therewith, reserving, however, to Seller the following:

(a)                                  All gas which Seller may require for fuel for operation and development within the AMI;

(b)                                 All gas which Seller may require for delivery to lessors under the terms of leases constituting any part of the AMI; and

(c)                                  The right to pool or unitize the leases (or any portion thereof) committed hereto with other lands and leases so long as such action does not reduce Seller’s Gas

Reserves. In the event of any such pooling or unitization, this Agreement will cover Seller’s interest in the pool or unit formed and the gas attributable thereto to the extent that such interest is derived from Seller’s Gas Reserves.

2.2                               Seller’s Facilities. Seller has successfully drilled and completed the Angela Farris Fannin Well No. 1 in the AMI, and Seller shall drill additional wells in accordance with its obligations under the Drilling Program as set forth in the Development Agreement. Seller shall, at its sole cost, risk, and expense, promptly install, operate, and maintain all necessary equipment and facilities at the well location(s) in order to deliver such gas at an adequate pressure to enter Buyer’s gathering system at a temperature not to exceed one hundred twenty (120) degrees Fahrenheit, and the obligation to continue its anti-corrosion well chemical treatment program. Except as indicated herein or in the Development Agreement, Seller has no obligation to install or maintain any facilities downstream of the Points of Delivery except for the Injection Well.

2.3                               Buyer’s Facilities. Buyer agrees to act with due diligence at the earliest possible time to obtain, install, and operate all equipment and gathering systems in order to gather and treat all of Seller’s Delivery Capacity from all of Seller’s Wells, including, without limitation, the Angela Farris Fannin Well No. 1 pursuant to this Agreement. Subject to Section 2.2 above, Buyer shall take all of Seller’s Delivery Capacity and shall, at its sole cost, risk, and expense, promptly install, operate, and maintain all necessary equipment, instrumentation, custody metering, safety equipment, and facilities at the well location (or such other convenient location), and perform such other services, as are necessary to make such gas conform to the specifications of Buyer’s gathering system so that such gas may be safely and efficiently delivered to the Treatment Plant.

2.4                               Easements. To the extent that it may be contractually or lawfully empowered to do so under its leasehold without impairing its own similar rights, Seller hereby grants, assigns and transfers to Buyer, or its designee, a nonexclusive easement across Seller’s lease(s), and across any adjoining lands in which Seller may have an interest, together with the right of ingress and egress, for the purpose of installing, using, inspecting, repairing, operating, replacing, and/or removing Buyer’s pipe, meters, lines, and other equipment and facilities used or useful in the performance of this Agreement. It is intended that any property of Buyer or its designee placed in or upon any of such land shall remain the personal property of Buyer or its designee, subject to removal by it upon the expiration or termination of this Agreement for any reason. Buyer or its designee shall have a reasonable time after the expiration of this Agreement to remove same.

2.5                               Management and Operation. Subject to the terms of this Agreement and the Development Agreement, the control, management, and operation of the leases and Seller’s Wells located on the AMI, and the regulation of the flow of gas at the Point of Delivery shall be and remain the exclusive right of Seller including, but not limited to, the drilling of any additional wells and repair and reworking of old wells. Nothing herein shall require Seller to deliver any volume of gas in excess of Seller’s allowable as established by the Jurisdictional Agency.

2.6                               Acreage, Engineering and Geological Data. Upon written request from Buyer, Seller will furnish Buyer, as available, all information concerning engineering, tests and basic geological data on all wells now or hereafter drilled upon the AMI, subject to third party use or confidentiality restrictions. Such data shall include, but is not limited to all core analyses, sample logs, well logs, drilling and completion reports, pressure data, production data and flow potential data now or hereafter in existence. Buyer shall utilize all reasonable efforts to insure that the confidentiality of all such information and data is maintained by its employees, agents, and representatives. Buyer agrees that, at a minimum, it will utilize the same procedures and safeguards with respect to Seller’s information that it uses to protect its own sensitive, confidential, or proprietary data.

2.7                               Marketing of Seller’s Delivery Capacity. Throughout the Term hereof, Buyer shall use its reasonable best efforts to market Seller’s Delivery Capacity and maximize the price it receives therefore in sales to non-Affiliated Third Parties. So long as Buyer is marketing Seller’s Delivery Capacity, it shall be entitled to receive the one cent ($0.01) per Mcf marketing fee described under the definition of “Permitted Deductions” set forth above. Upon sixty (60) days prior written notice from Seller to Buyer, Seller may terminate Buyer’s gas marketing of Seller’s Delivery Capacity, and Seller shall market, or cause to market, all of Seller’s Delivery Capacity. If Seller revokes Buyer’s marketing role, Seller and Buyer shall cooperate to provide an orderly transition with respect to the marketing of Seller’s Delivery Capacity, and Buyer’s right to receive the one cent ($0.01) marketing fee plus any CPI adjustment shall terminate on the 1st day of the calendar month in which Seller assumes the marketing duty.

ARTICLE X.– Quantity

3.1                               During the Term of this Agreement, Seller shall sell and deliver to Buyer, and Buyer shall take and purchase, Seller’s Delivery Capacity. Notwithstanding the foregoing, Seller may interrupt deliveries of gas to Buyer due to adverse market conditions (either lack of market or substantial decline in Resale Price) provided that Seller makes such “market out” determination in good faith and promptly notifies Buyer thereof.

ARTICLE XI.– Quality

4.1                               The Parties recognize that all gas owned or controlled by Seller and delivered into Buyer’s gathering system from any of Seller’s Wells within the AMI shall be delivered by Seller at the wellhead(s), and Buyer shall accept the raw gas “AS-IS” at the wellhead gas composition, subject to the temperature and pressure specifications imposed upon Seller under Section 2.2. Prior to the introduction of such gas into Buyer’s gathering system, and as part of Buyer’s gas gathering and treating services, Buyer shall, at its sole cost, risk, and expense, promptly install, operate, and maintain all necessary meters, safety equipment, instrumentation, and other equipment and facilities at the well location (or other convenient location), and perform such other services, as are necessary to make such gas conform to the specifications of Buyer’s gathering system so that such gas may be safely and efficiently delivered to the Treatment Plant. Notwithstanding anything in this Agreement to the contrary, Seller shall maintain an anti-corrosion well chemical treatment program on Seller’s Wells.

4.2                               The Parties agree that the amount set forth in the definition of “Permitted Deductions,” as used in Article VII to determine the price received by Seller at the Point(s) of Delivery, shall include all costs and expenses incurred by Buyer to gather, meter, separate, treat, dehydrate, market, and transport Seller’s Gas Reserves delivered by Seller to Buyer at the Points of Delivery.

4.3                               The Parties recognize that, in addition to Seller’s Gas Reserves, Buyer may treat Third Party gas which may differ in terms of its composition and level of impurities from Seller’s Gas Reserves. Accordingly, Buyer shall adjust the MMBtus Delivered at the Point of Redelivery to take into account (i) differences in volumes of Seller’s Gas Reserves and Third Party gas treated at the Treatment Plant and (ii) differences in the composition and levels of impurities between Seller’s Gas Reserves and Third Party gas. Buyer shall provide Seller with at least five (5) day’s notice prior to conducting any meter or gas composition test so that Seller or it representative may be present to observe such test(s). Each month Buyer shall provide Seller with a schedule showing its adjustment methodology and all relevant information used in preparing its adjustment calculations hereunder along with billing and payment statement provided under Section 14.1, and the Parties shall review all such materials in order to reach agreement on the necessary adjustments.

ARTICLE XII.- Delivery Conditions

5.1                               The Points of Delivery for all gas to be purchased hereunder shall be at the inlet flange of Buyer’s or its designee’s gathering pipeline at the outlet of Seller’s wellhead equipment with respect to any of Seller’s Wells within the AMI.

5.2                               The Point of Redelivery for all of Seller’s Delivery Capacity shall be at the Point of Redelivery as set forth in Section 1.15 in the Definitions above. Buyer will pay Seller for the gas delivered at the Point of Delivery based on the volume measured and the Btu’s determined at the Point of Redelivery.

5.3                               Ownership, title, and custody of the gas shall pass from Seller to Buyer at the Points of Delivery. Seller shall be deemed in control, custody, and possession of the gas sold and purchased hereunder until the same shall have been delivered to Buyer at the Points of Delivery. Buyer shall be deemed in control, custody, and possession of the gas sold and purchased hereunder after the same shall have been delivered to Buyer at the Points of Delivery.

(a)                                  Seller does hereby DEFEND, INDEMNIFY, PROTECT, and HOLD HARMLESS Buyer, its officers, directors, employees, agents, and representatives, from and against all claims, suits, expenses, liabilities, costs, and losses, including attorneys’ fees and court costs (collectively, “Claims”), including, without limitation, any Claims with respect to damage to property, or injury or death of any person, arising out of, with respect to, or in connection with gas delivered hereunder up to the Points of Delivery including, without limitation, any Claims arising out of, with respect to, or in connection with the sole, joint, or concurrent negligence or strict liability of Buyer, its officers, directors, employees, agents, and representatives.

(b)                                  Buyer does hereby DEFEND, INDEMNIFY, PROTECT, and HOLD HARMLESS Seller, its officers, directors, partners, employees, agents, and representatives, from and against all Claims, including, without limitation, any

Claims with respect to damage to property, or injury or death of any person, arising out of, with respect to, or in connection with gas delivered hereunder from and after the Point of Delivery including, without limitation, any Claims arising out of, with respect to, or in connection with the sole, joint, or concurrent negligence or strict liability of Seller, its officers, directors, partners, employees, agents, and representatives.

ARTICLE XIII.– Measurement

The measurement conditions and procedures set forth in this Article VI shall be applicable to this Agreement except to the extent that they are inconsistent with the receiving pipeline’s then current measurement conditions and procedures at the Point of Redelivery in which case the receiving pipeline’s then current measurement conditions and procedures shall apply at the Point of Redelivery.

6.1                               The unit of volume for measurement of gas delivered hereunder shall be the quantity of gas contained in one (1) cubic foot of space at a base temperature of sixty degrees (60º) Fahrenheit and at a pressure of fourteen and sixty-five hundredths (14.65) psia, and otherwise provided by the Standard Gas Measurement Law of the Jurisdictional Agency. Except as provided by that law, all fundamental constants, observations, records, and procedures involved in determining and/or verifying the quantity and other characteristics of gas delivered hereunder shall, unless otherwise specified herein, be in accordance with the standards prescribed in Report No. 3 of the American Gas Association (“AGA”) as from time to time amended or supplemented. All measurements of gas shall be determined by calculation into terms of such unit. All quantities given herein, unless otherwise expressly stated, are in terms of such unit.

6.2                               Seller may, at its option and expense, install check meters and gas samplers for checking Buyer’s metering equipment; and they shall be so installed so as not to interfere with the operation of Buyer’s facilities. Measurements of gas shall be by the Buyer’s or its designee’s measurement equipment only, except as otherwise herein provided.

6.3                               Each Party shall have the right to be present at the time of any installing, reading, cleaning, changing, repairing, inspection, testing, calibrating, or adjusting done in connection with the other’s measuring equipment used in measuring deliveries hereunder. The records from such measuring equipment shall remain the property of their owner, but upon request, each will submit to the other its records and charts, together with calculations therefrom subject to return within fifteen (15) days after receipt thereof. Buyer shall provide Seller with sufficient notice in advance of any tests or calibrations to be performed by either Shipper or Transporter at the Points of Delivery or Redelivery (as such terms are used in the Transportation Agreement) so that Seller or its representatives may be present at the time of any installing, reading, cleaning, changing, repairing, inspection, testing, calibrating, or adjusting done in connection with Shipper’s or Transporter’s measuring equipment or instruments used in measuring deliveries at the Points of Delivery and Redelivery under the Transportation Agreement.

At least once each quarter, Buyer shall calibrate the meters and instruments or cause the same to be calibrated. Buyer shall give Seller sufficient notice in advance of such tests so that

Seller may, at its election, be present in person or by its representative, to observe adjustments, if any, which are made. For the purpose of measurement and meter calibration, the atmospheric pressure shall be assumed to be fourteen and seven-tenths (14.7) psia, irrespective of variations in natural atmospheric pressure from time to time.

6.4                               If, upon any tests, the metering equipment in the aggregate is found to be inaccurate by more than two percent (2%), registration thereof and any payment based upon such registration, shall be corrected at the rate of such inaccuracy for any period of inaccuracy which is definitely known or agreed upon, or if not known or agreed upon, then for a period extending back one-half (1/2) of the time elapsed since the last date of calibration. Following any tests, any metering equipment found to be inaccurate to any degree shall be adjusted immediately to measure accurately. If for any reason any meter is out of service or out of repair so that the quantity of gas delivered through such meter cannot be ascertained or computed from the readings thereof, the quantity of gas delivered during such period shall be estimated and agreed upon by the Parties hereto upon the basis of the best available data, using the first of the following methods which is feasible:

(a)                                  By using the registration of any check measuring equipment of Seller, if installed and registering accurately;

(b)                                 By correcting the error, if the percentage of error is ascertainable by calibration, test or mathematical calculation;

(c)                                  By estimating the quantity of deliveries by deliveries during the preceding periods under similar conditions when the meter was registering accurately.

6.5                               The measurement hereunder shall be corrected for deviation from Boyle’s Law at the pressure and temperatures under which gas is delivered hereunder.

ARTICLE XIV.– Price

7.1                               It is recognized that gas sold and purchased at the Point of Delivery is not of marketable pipeline quality, but the reduction or removal of hydrocarbon liquids, water vapor, hydrogen sulfide, carbon dioxide and nitrogen, will allow the gas to become marketable, subject to shrinkage of the gas stream by reason of removal of impurities and fuel consumed as a result of the treating process. For each month, the price Buyer pays to Seller for each Mcf of untreated gas purchased from Seller at the Point(s) of Delivery (“Wellhead Revenue”) will be determined as follows:

(a)                                  For each month Wellhead Revenue will be determined by multiplying the Resale Price per MMBtu by the MMBtus Delivered and deducting from this amount the Permitted Deductions.

(b)                                 Wellhead Revenue so determined will be divided by the monthly production in Mcfs delivered at the Point(s) of Delivery, with said Mcfs to be determined by the Well Meter(s) referred to in Section 1.23 of the Definitions set forth above.

The result of the calculation in (a) and (b) will be the price paid by Buyer at the Point(s) of Delivery for each Mcf of untreated gas purchased for any month.

7.2                               Buyer will be responsible for all transportation, marketing, and pipeline imbalances, provided that Seller will use it reasonable commercial efforts to advise Buyer of material changes in wellhead production.

7.3                               Notwithstanding anything to the contrary herein contained, at no time shall Permitted Deductions ever exceed the Resale Price, and Seller shall have no liability to Buyer for any amount in excess of the Resale Price. Furthermore, in any such case, Seller may interrupt deliveries of gas to Buyer due to adverse market conditions (either lack of market or substantial decline in Resale Price) provided that Seller makes such “market out” determination in good faith and promptly notifies Buyer thereof.

ARTICLE XV.– Liquids and Liquefiables

8.1                               The Parties agree that all condensate recovered by Buyer in the field separator and delivered to Seller’s storage tank will be sold by Buyer and Seller will receive all (100%) of the sales proceeds determined at the Treatment Plant. All natural gas liquids (e.g. ethane, propane, butane and heavier hydrocarbons) recovered at the Treatment Plant will be sold by Buyer and Seller will receive ninety percent (90%) and Buyer will receive ten percent (10%) of the sales proceeds determined at the Treatment Plant. All drip liquids recovered by scrubbers at the Treatment Plant will be retained by Seller.

ARTICLE XVI.– Taxes

9.1                               Seller shall pay, or cause to be paid, all existing, new or increased Taxes imposed upon Seller with respect to the gas prior to its delivery to Buyer at the Point of Delivery. Buyer shall pay, or cause to be paid, all existing, new or increased Taxes imposed upon Buyer with respect to the gas after its delivery to Buyer at the Point of Delivery.

ARTICLE XVII.– Regulation

10.1                        This Agreement shall be subject to all present and future valid and applicable Laws, orders, rules and regulations of any regulatory body, governmental entity or agency having jurisdiction, so long as such Laws, orders, rules and regulations shall be in force and effect, but nothing in this Agreement shall prevent either party from contesting the validity of any such Law, order, rule or regulation, nor shall anything in this Agreement be construed to require either party to waive its right to assert the lack of jurisdiction of such regulatory body, governmental entity or agency over this Agreement or any party thereto.

ARTICLE XVIII.- Force Majeure

11.1                        In the event of either party hereto being rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, other than to make payments due hereunder, it is agreed that on such party giving notice and full particulars of such Force Majeure in writing or by facsimile to the other party as soon as possible after the occurrence of the cause relied on, then the obligations of the party giving such notice, as far as they are affected by such Force Majeure, shall be suspended from the commencement of and during the continuance of any inability so caused but for no longer period, and such cause shall as far as possible be remedied with all reasonable dispatch.

The term “Force Majeure,” as used herein, shall mean an act of God, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion and any other causes whether of the kind enumerated or otherwise not reasonably within the control of the party claiming the suspension and which by the exercise of reasonable diligence such party is unable to prevent or overcome.

ARTICLE XIX.– Title

12.1                        Seller warrants for itself, its successors, legal representatives, and assigns title to all gas delivered to Buyer hereunder, and warrants that it has the right and lawful authority to sell the same and that such gas is free from Claims of every kind. Seller shall indemnify and save Buyer harmless from all Claims of whatsoever nature arising from and out of Claims of any or all persons to said gas or title thereto, or to royalties, Taxes, license fees, payments or other charges thereon applicable before the title to the gas passes to Buyer at the Points of Delivery. Buyer shall indemnify and save Seller harmless from all Claims of whatsoever nature arising from and out of Claims of any or all persons to said gas or title thereto, or to Taxes, license fees, payments or other charges thereon applicable after the title to the gas passes to Buyer at the Point of Delivery.

12.2                        If at any time Seller’s title is questioned or involved in any action, Buyer may interplead funds in the amount of the claim into the registry of any court having jurisdiction over the matter. Any funds which are withheld by Buyer shall be maintained in an interest-bearing account, and the interest accruing thereon shall be tendered to the party who ultimately receives the payment, less reasonable costs associated with interpleading funds with a court as described herein.

ARTICLE XX.– Term

13.1                        The term of this Agreement covers the period of time from the effective date hereof and for so long thereafter as Seller, its successors and assigns, owns any oil and gas leasehold or mineral interest in the AMI; provided, however, this Agreement shall terminate thirty (30) years from effective date hereof unless extended by the mutual agreement of the Parties. The Term shall be extended by the duration of any event of Force Majeure under Article XI above.

ARTICLE XXI.- Billing and Payment

14.1                        Buyer shall render to Seller on or before the twentieth (20th) day after the month of delivery a statement showing the total MMBtus Delivered at Point of Redelivery hereunder during the month of delivery. The statement will also reflect the portion of MMBtus Delivered by Buyer to each of Buyer’s resale customers and the respective resale prices applicable to said month of delivery.

14.2                        Buyer will require each customer to whom Buyer sells any of the MMBtus Delivered to remit the amount due Buyer directly to the Escrow Agent pursuant to the Escrow Agreement referenced in the Development Agreement. Distribution of the proceeds to Seller and Buyer shall be in accordance with the Escrow Agreement.

14.3                        Each Party shall have the right at all reasonable times to examine the books, records and charts of the other Party to the extent necessary to verify the accuracy of any statement, charge, computation or demand made under or pursuant to any of the provisions of this Agreement. All books of accounts, records and charts of either Party relating to deliveries of gas hereunder, and the amount due hereunder shall be preserved for a period of two (2) years.

14.4                        In the event an error is discovered in the amount shown due in any statement rendered by Buyer, such error shall be adjusted within thirty (30) days after the amount thereof is determined. Claims for errors shall be made promptly upon discovery, but in any event, within six (6) months of the date of such statement.

14.5                        Seller assumes full responsibility and liability for and agrees to pay all royalties, overriding royalties and other payments due to the owners of the mineral interest and will make settlement with all persons having interest in the gas (including liquids and liquefiables) sold by Seller hereunder to Buyer.

ARTICLE XXII.– Miscellaneous

15.1                        No waiver by either Seller or Buyer of any default of the other under this Agreement shall operate as a waiver of any future default, whether of like or different character or nature, nor shall any failure to exercise any right hereunder be considered as a waiver of such right in the future.

15.2                        Seller expressly does not by the terms of this Agreement, sell, transfer, or assign unto Buyer any title or interest whatsoever in Seller’s leases, wells, or any equipment of any nature owned or used by Seller in the operation of its leases.

15.3                        This Agreement may be executed in any number of counterparts, none of which need be executed by both Parties, or may be ratified, adopted, or consented to by separate instrument, in writing specifically referring hereto, and it shall be binding upon the Party who executes a counterpart, ratification, adoption, or consent with the same force and effect, and to the same extent as if all such Party had executed and signed the same document, with each separate counterpart, ratification, adoption or consent deemed to be an original.

15.4                        The terms and provisions of this Agreement shall extend to and be binding upon the Parties hereto, their respective heirs, successors, assigns, and legal representatives.

15.5                        Notwithstanding anything to the contrary in this Agreement, in no event shall either Buyer or Seller be entitled to receive or be liable to the other for (and each Party hereby waives) any consequential, special, indirect, or punitive damages arising out of this Agreement or the transactions contemplated hereby, irrespective of whether alleged to be by way of indemnity (other than indemnity for Third Party claims) as a result of breach of any provision of this Agreement, tort (including negligence and strict liability), or otherwise, including, without limitation, any loss of profits, loss of income, loss of use, loss of revenue, loss of contracts, loss of fuel, REGARDLESS OF WHETHER ANY SUCH DAMAGES ARE CAUSED BY, CONTRIBUTED TO BY, OR ARISE OUT OF, THE SOLE, JOINT OR CONCURRENT NEGLIGENCE (IN ANY DEGREE) OR STRICT LIABILITY OF THE OTHER PARTY.

15.6                        The Parties hereto agree that this Agreement shall be construed under the laws of the State of Texas, without giving effect to principles that would apply the laws of another jurisdiction.

15.7                        This Agreement supersedes and replaces in its entirety that Gas Purchase Agreement between Redwood and Gateway Processing Company hereto dated as of June 15, 2001, as amended.

ARTICLE XXIII.- Notices

16.1                        Any notice provided for in the Agreement shall be in writing and shall be considered as having been given: (i) if delivered personally; or (ii) if mailed by registered or certified United States mail, postage prepaid, to the following addresses; or (iii) if delivered by confirmed e-mail or facsimile transmission.

Any statement or payment provided for in the Agreement shall be considered as having been delivered if delivered personally or if mailed by United States mail, postage prepaid, to the following addresses:

SELLER:

Redwood Energy Production, L.P.

One Maritime Plaza, Suite 700

San Francisco, CA 94111

Attn.: Mr. Stuart J. Doshi

Telephone: 415-398-8186

Facsimile: 415-398-9227

E-Mail: sdoshi@geopetro.com

BUYER:

1625 Broadway, Suite 2400

Denver, CO 80202

Attn:  Mr. Robert J. Clark

Telephone  (303)  626-8288

Facsimile:  (303)  626-8259

E-mail:  rjclark@bearcubenergy.com

ARTICLE XXIV.- Dispute Resolution

17.1                        Good Faith Efforts. The Parties wish to avoid disputes relating to or arising out of this Agreement. In the event of any dispute or perceived problem, each Party shall notify the other Party and seek an amicable resolution without regard to mediation. Except as otherwise provided in this Agreement, the Party receiving a notice hereunder shall be given fifteen (15) days from the date of receipt of such notice to remedy the breach or otherwise correct its performance under this Agreement.

17.2                        Mediation. In the event the Parties cannot reach an amicable resolution to a dispute or perceived problem, the Parties shall within fifteen (15) days after the end of the fifteen (15) day period set forth in Section 17.1 agree upon a mediator and shall promptly attempt to mediate a solution.

17.3                        Litigation; Mandatory Venue. If the Parties cannot reach an amicable resolution to a dispute or perceived problem through mediation, each Party hereto consents and submits to the exclusive personal jurisdiction and venue of the federal or state courts in Houston, Harris County, Texas.

IN WITNESS WHEREOF, the Parties have executed this Agreement in one or more copies or counterparts, each of which, when executed by Buyer and Seller, will constitute and be an original effective Agreement between Buyer and Seller, executing same on the dates shown below, but shall be effective as of the Effective Date.

BUYER:

MADISONVILLE GAS PROCESSING, LP

By: Madisonville GP, LLC,
its General Partner

By:
Robert J. Clark
Manager

SELLER:

REDWOOD ENERGY PRODUCTION, L.P.

By:	Redwood Energy Company,
its General Partner

By:
S. J. Doshi
President and CEO

STATE OF TEXAS	§
§

COUNTY OF HARRIS	§

This instrument was acknowledged before me on this 25th day of July, 2005 by                                 , the                                  of Madisonville GP, LLC, the general partner of  Madisonville Gas Processing, LP, a Colorado limited partnership, on behalf of said limited partnership.

My Commission Expires:

Notary Public in and for Harris
County, Texas

STATE OF TEXAS	§
§

COUNTY OF HARRIS	§

This instrument was acknowledged before me on this 25th day of July, 2005 by                              , the                                  of Redwood Energy Company, the General Partner of Redwood Energy Production, L.P., a Texas limited partnership, on behalf of said limited partnership.

My Commission Expires:

Notary Public in and for Harris
County, Texas

EXHIBIT D

Termination and Release Agreement

TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement (this “Agreement”) is executed to be effective as of August 1, 2005 (the “Effective Date”) by and among Redwood Energy Production, L.P., a Texas limited partnership (“Redwood”), Madisonville Gas Processing, LP, a Colorado limited partnership (“MGP”), Gateway Processing Company, a Texas corporation (“Processing”), and Gateway Pipeline Company, a Texas corporation (“Pipeline”). Redwood, MGP, Processing, and Pipeline are sometimes hereinafter individually referred to as a “Party” and collectively referred to as the “Parties.”

Recitals

Redwood, Processing, Pipeline, and Hanover Compression Limited Partnership, a Delaware limited partnership (“Hanover”) entered into that Master Agreement and the Ancillary Agreements (as defined therein) dated as of June 15, 2001 in connection with oil and gas drilling, production, gathering, treating, transportation, and marketing operations relative to the Madisonville Rodessa Field in Madison County, Texas; and

WHEREAS, Redwood, Processing, and Hanover entered into that First Amended and Restated Master Agreement on September 12, 2002 which superseded the Master Agreement; and

WHEREAS, the First Amended and Restated Master Agreement and the Ancillary Agreements have been further amended from time to time; and

WHEREAS, immediately prior to executing this Agreement, MGP and Hanover have consummated the transaction under that Purchase and Sale Agreement whereby MGP has acquired the Treatment Plant (as defined in the Master Agreement), and MGP and Pipeline have consummated the transaction under that Purchase Agreement dated of even date herewith whereby MGP has acquired Pipeline’s gathering assets and equipment located upstream of the Treatment Plant; and

WHEREAS, as part of the Hanover and Gateway acquisitions, Hanover assigned to MGP the First Amended and Restated Master Agreement and the Ancillary Agreements , as same have been amended from time to time, and MGP, Processing, and Pipeline entered into that Transportation Agreement dated as of August 1, 2005; and

WHEREAS, as a result of the aforementioned transactions, all of the obligations of the Parties under the First Amended and Restated Master Agreement and the Ancillary Agreements have been subsumed in other agreements; and

WHEREAS, subject to the Unwind Option (as defined in the Purchase Agreement) the Parties therefore desire to terminate the First Amended and Restated Master Agreement, the Ancillary Agreements, and all amendments and modifications thereof in their entirety, and execute the mutual releases herein contained;

NOW, THEREFORE, for and in consideration of the termination and release set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE XXV.
Termination of Instruments

Effective as of the Effective Date, the Parties hereby EXTINGUISH and TERMINATE in their entirety the First Amended and Restated Master Agreement, the Ancillary Agreements, and all amendments and modifications thereof. Notwithstanding the foregoing, (i) Redwood and MGP RATIFY, ADOPT, and CONFIRM that Contingency Plan Agreement entered into and effective May, 2003 by and among Redwood, Processing, and Hanover, and MGP agrees to assume the obligations and responsibilities of Processing and Hanover under such Contingency Plan Agreement; and (ii) the Parties agree that the Escrow Agreement with The Chase Manhattan Bank (now JPMORGAN CHASE BANK) dated June 15, 2001 shall remain in force and effect by and among the parties thereto until the Parties make appropriate distributions of any funds contained in the escrow account among themselves as of the Effective Date. Once all funds held in the escrow account have been paid to the appropriate Parties and Hanover, the Escrow Agreement shall terminate.

ARTICLE XXVI.
Unwind Option

If Pipeline exercises the Unwind Option set forth in the Purchase Agreement, this Agreement shall be null and void as of the Effective Date, and Redwood and Processing agree to be bound by the provisions of Article I, Section 3 of the Purchase Agreement.

ARTICLE XXVII.
Mutual Releases

1.                                      Redwood Release. Effective as of the Effective Date, Redwood does hereby FULLY and FOREVER RELEASE, ACQUIT, and DISCHARGE MGP, Processing, and Pipeline, and their affiliates, successors, subsidiaries, and assigns, and any and all of their officers, directors, partners, members, employees, attorneys, and agents (collectively, the “Redwood Released Parties”), jointly and severally, each and all of them, of and from all claims, actions, causes of action, liabilities, demands, losses, expenses, and controversies (collectively, “Released Redwood Claims”), including interest thereon, of every kind and character whatsoever that Redwood had, has, or may now have against any of the Redwood Released Parties, whether known or unknown, whether accrued or unaccrued, whether in contract or in tort, including without limitation, any Released Redwood Claim that may arise, has arisen, or could have arisen out of or in connection with the First Amended and Restated Master Agreement, the Ancillary Agreements, and all amendments and modifications thereof, including, without limitation, any Released Redwood Claim arising out of, with respect to, or in connection with the sole, joint, or concurrent negligence or strict liability of any of the Redwood Released Parties. Notwithstanding the foregoing, no Redwood Released Party is released from any claim or liability arising from, related to, or in connection with a breach of any representation or warranty, or the failure

2

to perform any covenant in this Agreement, or from such Redwood Released Party’s gross negligence or willful misconduct in connection with any Released Redwood Claim.

2.                                      MGP Release. Effective as of the Effective Date, MGP does hereby FULLY and FOREVER RELEASE, ACQUIT, and DISCHARGE Redwood, Processing, and Pipeline and their affiliates, successors, subsidiaries, and assigns, and any and all of their officers, directors, partners, members, employees, attorneys, and agents (collectively, the “MGP Released Parties”), jointly and severally, each and all of them, of and from all claims, actions, causes of action, liabilities, demands, losses, expenses, and controversies (collectively, “Released MGP Claims”), including interest thereon, of every kind and character whatsoever that MGP had, has, or may now have against any of the MGP Released Parties, whether known or unknown, whether accrued or unaccrued, whether in contract or in tort, including without limitation, any Released MGP Claim that may arise, has arisen, or could have arisen out of or in connection with the First Amended and Restated Master Agreement, the Ancillary Agreements, and all amendments and modifications thereof, including, without limitation, any Released MGP Claim arising out of, with respect to, or in connection with the sole, joint, or concurrent negligence or strict liability of any of the MGP Released Parties. Notwithstanding the foregoing, no MGP Released Party is released from any claim or liability arising from, related to, or in connection with a breach of any representation or warranty, or the failure to perform any covenant in this Agreement, or from such MGP Released Party’s gross negligence or willful misconduct in connection with any Released MGP Claim.

3.                                      Processing/Pipeline Release. Effective as of the Effective Date, each of Processing and Pipeline does hereby FULLY and FOREVER RELEASE, ACQUIT, and DISCHARGE Redwood and MGP, and their affiliates, successors, subsidiaries, and assigns, and any and all of their officers, directors, partners, members, employees, attorneys, and agents (collectively, the “Processing/Pipeline Released Parties”), jointly and severally, each and all of them, of and from all claims, actions, causes of action, liabilities, demands, losses, expenses, and controversies (collectively, “Released Processing/Pipeline Claims”), including interest thereon, of every kind and character whatsoever that Processing or Pipeline had, has, or may now have against any of the Processing/Pipeline Released Parties, whether known or unknown, whether accrued or unaccrued, whether in contract or in tort, including without limitation, any Released Processing/Pipeline Claim that may arise, has arisen, or could have arisen out of or in connection with the First Amended and Restated Master Agreement, the Ancillary Agreements, and all amendments and modifications thereof, including, without limitation, any Released Processing/Pipeline Claim arising out of, with respect to, or in connection with the sole, joint, or concurrent negligence or strict liability of any of the Processing/Pipeline Released Parties. Notwithstanding the foregoing, no Processing/Pipeline Released Party is released from any claim or liability arising from, related to, or in connection with a breach of any representation or warranty, or the failure to perform any covenant in this Agreement, or from such Processing/Pipeline Released Party’s gross negligence or willful misconduct in connection with any Released Processing/Pipeline Claim.

3

Article III
Representations and Warranties

1.                                      Redwood Representations. Redwood hereby represents and warrants to MGP, Processing, and Pipeline that Redwood has all requisite partnership power and authority (i) to execute and deliver this Agreement, (ii) to consummate the transactions contemplated hereby, and (iii) to perform all the obligations to be performed by it hereunder. The execution and delivery of this Agreement, the performance of all the terms and conditions hereof to be performed by Redwood in its partnership capacity, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of Redwood. This Agreement has been duly executed and delivered by Redwood, and constitutes the valid and binding obligation of Redwood, enforceable against Redwood in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.                                      MGP Representations. MGP hereby represents and warrants to Redwood, Processing, and Pipeline that MGP has all requisite partnership power and authority (i) to execute and deliver this Agreement, (ii) to consummate the transactions contemplated hereby, and (iii) to perform all the obligations to be performed by it hereunder. The execution and delivery of this Agreement, the performance of all the terms and conditions hereof to be performed by MGP in its partnership capacity, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of MGP. This Agreement has been duly executed and delivered by MGP, and constitutes the valid and binding obligation of MGP, enforceable against MGP in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.                                      Processing/Pipeline Representations. Each of Processing and Pipeline hereby represents and warrants to Redwood and MGP that each of Processing and Pipeline has all requisite corporate power and authority (i) to execute and deliver this Agreement, (ii) to consummate the transactions contemplated hereby, and (iii) to perform all the obligations to be performed by it hereunder. The execution and delivery of this Agreement, the performance of all the terms and conditions hereof to be performed by Processing and Pipeline, each in its corporate capacity, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Processing and Pipeline. This Agreement has been duly executed and delivered by each of Processing and Pipeline, and constitutes the valid and binding obligation of each of Processing and Pipeline, enforceable against each of Processing and Pipeline in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4

Article IV
Miscellaneous

1.                                      Expenses. Except as otherwise provided herein, each Party will pay all fees and expenses incurred by it in connection with this Agreement and the consummation of the transactions contemplated hereby.

2.                                      Further Assurances. Each Party will from time to time after the Closing and without further consideration, upon the request of the other Party, execute and deliver such documents and take such actions as the other Party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

3.                                      Assignment; Parties in Interest. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors. No Party may transfer or assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the other Parties, which consent may be withheld at any Party’s sole discretion.

4.                                      Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the matters addressed herein. There are no restrictions, agreements, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and undertakings between the Parties with respect to the subject matter hereof. This Agreement may be amended or modified only by a written instrument duly executed by all of the Parties. In the event of any conflict between the terms of this Agreement and the terms of the Agreements terminated hereby, the terms of this Agreement shall control.

5.                                      Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein.

6.                                      Interpretation. The article and section headings are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.                                      Notices. All notices and other communications required or desired to be given hereunder must be in writing and sent (properly addressed as set forth below) by: (a) U.S. mail with all postage and other charges fully prepaid, (b) hand delivery, or (c) e-mail or electronic facsimile transmission. A notice will be deemed effective on the date on which such notice is received by the addressee, if by mail or hand delivery, or on the date sent, if by e-mail or facsimile. Each Party may change its address by notifying the other Parties in writing of such address change.

If to Redwood:                                                                                         Redwood Energy Production, L.P.

One Maritime Plaza, Suite 700

San Francisco, CA 94111

Attn:  Mr. Stuart J. Doshi

5

Telephone  (415)  398-8186

Facsimile:  (415)  398-9227

If to MGP:                                                                                                                 Madisonville Gas Processing, LP

1625 Broadway, Suite 2400

Denver, CO 80202

Attn:  Mr. Robert J. Clark

Telephone  (303)  626-8288

Facsimile:  (303)  626-8259

If to Processing/Pipeline:                                   c/o Gateway Processing Company

500 Dallas Street, Suite 2615

Houston, TX 77002

Attn:  Mr. Robert Panico

Telephone  (713)  336-0844

Facsimile:  (713)  336-0855

27.10                 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without regard to any conflict of law rules.

27.11                 Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

EXECUTED to be effective as of the Effective Date.

6

REDWOOD ENERGY PRODUCTION, L.P.

By: Redwood Energy Company,
its General Partner

By:
S. J. Doshi
President and CEO

MADISONVILLE GAS PROCESSING, LP

By: Madisonville GP, LLC,
its General Partner

By:
Robert J. Clark
Manager
GATEWAY PROCESSING COMPANY

By:
Robert Panico
President

GATEWAY PIPELINE COMPANY

By:
Robert Panico
President

7

EXHIBIT E

Form of Escrow Agreement

ESCROW AGREEMENT

(JPMORGAN CHASE-REDWOOD-MGP)

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time and including any and all written instructions given to “Escrow Agent” (hereinafter defined) pursuant hereto, this “Escrow Agreement”) is made and entered into as of August 1, 2005 by and among Redwood Energy Production, L.P., a Texas limited partnership (“Party A”) and Madisonville Gas Processing, LP, a Colorado limited partnership (“Party B”). (Party A and Party B sometimes referred to collectively as the “Other Parties”) and JPMORGAN CHASE BANK, a New York State bank with an office in Houston, Harris County, Texas (the “Bank”). All capitalized terms not defined herein shall have the meanings set forth in the Development Agreement (hereafter defined).

W I T N E S S E T H :

WHEREAS, Party A and Party B have entered into that Madisonville Field Development Agreement dated effective as of August 1, 2005 (the “Development Agreement”) and the related Gas Purchase Contract dated as of August 1, 2005 (the “GPC”). The Escrow Agent (i) has not received a copy of, (ii) has not reviewed, (iii) is not a party to, and (iv) will not be held responsible under the terms of the GPC, or the Development Agreement; and

WHEREAS, Party A and Party B desire to request Bank to act in the capacity of escrow agent under this Escrow Agreement; and

WHEREAS, Bank, subject to the terms and conditions hereof, has agreed so to do.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

1.                                       Appointment of Escrow Agent. Each of Party A and Party B hereby appoints the Bank as the escrow agent under this Escrow Agreement (the Bank in such capacity, the “Escrow Agent”), and Escrow Agent hereby accepts such appointment.

2.                                       Deposit. Each month Party B shall cause the purchaser of MMBtus Delivered (as such term is used in the GPC, which are owned or controlled by Party A from the AMI and sold to Party B, to deliver to the Escrow Agent by wire transfer all sums attributable to such MMBtus Delivered,( the “Deposit”) to be held by Escrow Agent in accordance with the terms hereof. Subject to and in accordance with the terms and conditions hereof, Escrow Agent agrees that it shall receive, hold in escrow, invest and reinvest and release or distribute the Deposit (as said amount may increase or decrease as a result of the investment and reinvestment thereof, distributions in accordance hereof, and as said amount may be reduced by charges thereto and payments and setoffs therefrom to compensate or reimburse Escrow Agent for amounts owing to it pursuant hereto). Unless otherwise instructed in writing by the Other Parties, the Deposit shall not be invested. Such written instructions, if any, referred to in the foregoing sentence shall specify the type and identity of the investments to be purchased and/or sold and shall also include the name of the broker-dealer, if any, which the Other Parties direct the Escrow Agent to use in respect of such investment, any particular settlement procedures required, if any (which settlement procedures shall be consistent with industry standards and practices), and such other information as Escrow Agent may require. Escrow Agent shall not be liable for failure to invest or reinvest funds absent sufficient written direction. Unless Escrow Agent is otherwise directed in such written instructions, Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with Escrow Agent or any of its affiliates. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder. It is expressly agreed and understood by the parties hereto that Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Escrow Agreement. It is hereby expressly stipulated and agreed that all interest and other earnings on the Deposit shall become a part of the Deposit for all purposes, and that all losses resulting from the investment or reinvestment thereof from time to time and all amounts charged thereto to compensate or reimburse the Escrow Agent from time to time for amounts owing to it hereunder shall from the time of such loss or charge no longer constitute part of the Deposit.

3.                                       Notification of the Deposit. Upon receipt of any Deposit, the Escrow Agent shall acknowledge and confirm such receipt to the Other Parties via email at the addresses set forth in Section 13 hereof. In addition, all receipts, investments and reinvestments of the Deposit shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by the Other Parties to Escrow Agent within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety. For purposes of this paragraph, (a) each account statement shall be deemed to have been received by the party to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three “Business Days” (hereinafter defined) after the deposit thereof in the United States Mail, postage prepaid and (b) the term “Business Day” shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in Houston, Texas.

4.                                       Disbursement of Deposit. Escrow Agent is hereby authorized and shall make disbursements of the Deposit within one (1) Business Day of its receipt of written instructions in substantially the form set forth as Exhibit A attached hereto and signed by each of Party A and Party B, or into the registry of the court in accordance with Sections 8 or 16 hereof. Notwithstanding anything contained herein or elsewhere to the contrary, the Other Parties hereby expressly agree that the Escrow Agent shall be entitled to charge the Deposit for, and pay and set-off from the Deposit, any and all amounts, if any, then owing to it pursuant to this Escrow Agreement prior to the disbursement of the Deposit in accordance with this Section 4.

5.                                       Tax Matters. Each of the Other Parties shall provide Escrow Agent with its taxpayer identification number documented by an appropriate Form W 8 or Form W 9 upon execution of this Escrow Agreement, or as soon as reasonably practical thereafter. Failure so to provide such forms may prevent or delay disbursements from the Deposit and may also result in the assessment of a penalty and Escrow Agent’s being required to withhold tax on any interest or other income earned on the Deposit. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

6.                                       Scope of Undertaking. Escrow Agent’s duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. Escrow Agent is not a principal, participant or

2

beneficiary in any transaction underlying this Escrow Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Deposit and shall not be required to deliver the Deposit or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest, reinvest and deliver the Deposit as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the Other Parties, or any of them. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 7 hereinbelow, its own willful misconduct or gross negligence. It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

7.                                       Reliance; Liability. Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Deposit pursuant to this Escrow Agreement; provided, however, that in no event shall Escrow Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages in excess of Escrow Agent’s fee hereunder and provided, further, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any Other Party or any agent or correspondent or any other person selected by Escrow Agent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof or for the identity or authority of any person executing this Escrow Agreement or any part hereof or depositing the Deposit.

8.             Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Escrow Agreement or the Deposit, or should a substitute escrow agent fail to be designated as provided in Section 16 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Deposit until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event Escrow Agent is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Deposit, the Other Parties hereby jointly and severally agree to reimburse Escrow Agent for its attorneys’ fees and any and all other expenses, losses, costs and damages incurred by Escrow Agent in connection

3

with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder.

9.                                       Indemnification. The Other Parties hereby jointly and severally agree to indemnify and defend the Escrow Agent, its officers, directors, partners, employees and agents (each herein called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all losses, liabilities and expenses, including, but not limited to, fees and expenses of in house or outside counsel, court costs, costs, damages and claims, costs of investigation, litigation and arbitration, tax liability (other than for income taxes on fees earned hereunder) and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of (i) the execution, delivery or performance of this Escrow Agreement or (ii) the compliance or attempted compliance by any Indemnified Party with any instruction or direction upon which the Escrow Agent is authorized to rely under this Escrow Agreement, except to the extent that any such loss, liability or expense may result from the willful misconduct or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF EACH OF PARTY A AND PARTY B TO INDEMNIFY EACH OF THE INDEMNIFIED PARTIES FOR, AND HOLD THEM HARMLESS AGAINST, THEIR OWN NEGLIGENT ACTS OR OMISSIONS.

10.                                 Compensation and Reimbursement of Expenses. Party A and Party B shall bear in equal proportions and pay Escrow Agent for its services hereunder in accordance with Escrow Agent’s fee schedule as attached as Schedule I hereto as in effect from time to time. Party A and Party B shall bear in equal proportions and pay all expenses incurred by Escrow Agent in connection with the enforcement of its rights hereunder and otherwise in connection with the enforcement of this Escrow Agreement, including, without limitation, attorneys’ fees, brokerage costs and related expenses incurred by Escrow Agent in connection with such enforcement. Party A and Party B shall be jointly and severally liable to Escrow Agent for the payment of all such fees and expenses. In the event the Other Parties for any reason fail to pay any such fees and expenses as and when the same are due, such unpaid fees and expenses shall be charged to and set-off and paid from the Deposit by Escrow Agent without any further notice.

11.                                 Lien. Each of the Other Parties hereby grants to Escrow Agent a lien upon, and security interest in, all its right, title and interest in and to all of the Deposit as security for the payment and performance of its obligations owing to Escrow Agent hereunder, including, without limitation, its obligations of payment, indemnity and reimbursement provided for hereunder, which lien and security interest may be enforced by Escrow Agent without notice by charging and setting-off and paying from, the Deposit any and all amounts then owing to it pursuant to this Escrow Agreement or by appropriate foreclosure proceedings.

12.                                 Funds Transfer. In the event funds transfer instructions are given, whether in writing, by telefax, or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or person designated on Schedule II hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule II, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the executive officers of the Other Parties (the “Executive Officers”), which shall include the titles of President or any Vice President, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The persons and telephone numbers for call-backs may be changed only in writing

4

actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable.

It is understood that the Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by the Other Parties hereto to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank, designated.

13.                                 Notices. Except for the provision in Section 3 hereinabove, any notice or other communication required or permitted to be given under this Escrow Agreement by any party hereto to any other party hereto shall be considered as properly given if in writing and (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid, or (c) sent by telefax machine, in each case to the address or telefax number, as the case may be, set forth below:

If to Escrow Agent:

JPMorgan Chase Bank

600 Travis Street, Suite 1150

Houston, TX 77002

Attn:  Colette L. Potier

ITS/Escrow Section

Telefax No.:  (713)  216-6927

Telephone No.:  (713) 216-5793

E-Mail: colette.l.potier@jpmchase.com

Party A

If to Redwood:

Redwood Energy Production, L.P.

One Maritime Plaza, Suite 700

San Francisco, CA  94111

Attn:  Mr. Stuart J. Doshi

Telephone  (415)  398-8186

Facsimile:  (415)  398-9227

E-Mail: sdoshi@geopetro.com

5

Party B

If to Madisonville Gas Processing, LP:

1625 Broadway, Suite 2400

Denver, CO 80202

Attn:  Mr. Robert J. Clark

Telephone  (303)  626-8288

Facsimile:  (303)  626-8259

E-mail:  rjclark@bearcubenergy.com

     naretakis@ bearcubenergy.com

Except to the extent otherwise provided in Section 3 hereinabove, delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Escrow Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other party or parties hereto in the manner provided in this section. All signatures of the parties to this agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

14.                                 Consultation with Legal Counsel. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

15.                                 Choice of Laws; Cumulative Rights. This Escrow Agreement shall be construed under, and governed by, the laws of the State of Texas, excluding, however, (a) its choice of law rules and (b) the portions of the Texas Trust Code Sec. 111.001, et seq. of the Texas Property Code concerning fiduciary duties and liabilities of trustees. All of Escrow Agent’s rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise. The parties hereto agree that the forum for resolution of any dispute arising under this Escrow Agreement shall be Harris County, Texas, and each of the Other Parties hereby consents, and submits itself, to the jurisdiction of any state or federal court sitting in Harris County, Texas.

16.                                 Resignation. Escrow Agent may resign hereunder upon thirty (30) days’ prior notice to the Other Parties. Upon the effective date of such resignation, Escrow Agent shall deliver the Deposit to any substitute escrow agent designated by the Other Parties in writing. If the Other Parties fail to designate a substitute escrow agent within thirty (30) days after the giving of such notice, Escrow Agent may institute a petition for interpleader. Escrow Agent’s sole responsibility after such 30-day notice period expires shall be to hold the Deposit (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate.

17.                                 Assignment. This Escrow Agreement shall not be assigned by any of the Other Parties without the prior written consent of Escrow Agent, which consent shall not be unreasonably withheld (such assigns of the Other Parties to which Escrow Agent consents, if any, and Escrow Agent’s assigns being hereinafter referred to collectively as “Permitted Assigns”).

6

18.                                 Severability. If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

19.                                 Term / Termination. This Escrow Agreement shall be effective as of the date first set forth above and shall continue from month-to-month until terminated in writing by any party hereto upon sixty (60) day’s prior written notice to all other parties hereto. In the event of termination of this Escrow Agreement, if all fee, expenses, costs and other amounts required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 10 hereof shall survive the termination hereof and, provided further, that the last two sentences of Section 8 hereof and the provisions of Section 9 hereof shall, in any event, survive the termination hereof. Upon receipt of a notice of termination hereof, and so long as Party B is selling MMBtus Delivered (as such term is used in the GPC) previously owned or controlled by Party A from the AMI and sold to Party B, the Other Parties shall review the need for continuing an escrow account. If the Other Parties agree to continue using a escrow account for the purposes contemplated herein, they shall use their reasonable best efforts to execute and have in full force and effect prior to such termination a substitute escrow agreement with a national bank or major financial institution reasonably acceptable to each of the Other Parties.

20.                                 General. The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof, and neither the Other Parties, nor Escrow Agent has relied on any representations or agreements of the other, except as specifically set forth in this Escrow Agreement. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and Permitted Assigns. This Escrow Agreement is for the sole and exclusive benefit of the Other Parties and the Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement to be effective as of the date first above written.

Tax Certification: Taxpayer ID#: 94-3390029

NOTE: The following certification shall be used by and for a U.S. resident only. Non-residents must use and provide Form W8-BEN

Customer is a (check one):

☐ Corporation	☐ Municipality	☒ Partnership	☐ Non-profit or Charitable Org
☐ Individual	☐ REMIC	☐ Trust	☐ Other

7

Under the penalties of perjury, the undersigned certifies that:

(1)       the entity is organized under the laws of the United States

(2)       the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3)       it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

 (If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Redwood Energy Production, L.P.

By: Redwood Energy Company, its
General Partner

By:
S. J. Doshi
President and CEO

“PARTY A”

8

Tax Certification: Taxpayer ID#:

NOTE: The following certification shall be used by and for a U.S. resident only. Non-residents must use and provide Form W8-BEN

Customer is a (check one):

☐ Corporation	☐ Municipality	☒ Partnership	☐ Non-profit or Charitable Org
☐ Individual	☐ REMIC	☐ Trust	☐ Other

Under the penalties of perjury, the undersigned certifies that:

(4)                               the entity is organized under the laws of the United States

(5)                               the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(6)                               it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

 (If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Madisonville Gas Processing, LP

By: Madisonville GP, LLC, its General Partner

By:
Robert J.Clark Manager

“PARTY B”

9

JPMORGAN CHASE BANK

By:
Name:
Title:

“ESCROW AGENT”

10

ARTICLE XXVIII.Exhibit A

ARTICLE XXIX.Disbursement Instructions

To:                              Colette L. Potier, JPMorgan Chase Bank

From:               Redwood Energy Production, L.P.

 Madisonville Gas Processing, LP

Date:                                   , 200

In accordance with Section 4 of our Escrow Agreement made and entered into as of July      , 2005, please disburse the Deposit as follows:

Redwood Energy Production, L.P.

[wire transfer instructions]

$

Madisonville Gas Processing, LP

[wire transfer instructions]

$

These disbursement instructions may be executed in one or more counterparts and shall be effective upon receipt by the Escrow Agent of a counterpart executed by each of Redwood Energy Production, L.P. and Madisonville Gas Processing, LP.

Redwood Energy Production, L.P.

By: Redwood Energy Company, its

General Partner

By:

Name:

Title:

Madisonville Gas Processing, LP

By: Madisonville GP, LLC, its General Partner

By:

Name:

Title:

Exhibit A Page -1-

Schedule I

Fees

for

Escrow Agent Services

New Account Acceptance Fee	$
Payable upon Account Opening

Minimum Administrative Fee	$
Payable Upon Account Opening and in Advance
each year in which we act as Escrow Agent

ACTIVITY FEES:

Disbursements

Per Check	$
Per Wire U.S.	$
International	$

Receipts

Per Deposit	$

Activity fees will not be assessed for any month in which fewer than three transactions occur.

Investments

Per directed buy/sell	$

The Investments fee will be waived if JPMorgan’s Cash Escrow sweep product or another JPMorgan Chase money market fund is the selected investment.

LEGAL EXPENSES:	At Cost

There will be no legal expense for JPMorgan Chase if our standard form escrow agreement is employed without substantive amendments.

Schedule I Page -1-

A New Account Acceptance Fee will be charged for the Bank’s review of the Escrow Agreement along with any related account documentation. A one (1) year Minimum Administrative Fee will be assessed for any account which is funded. The account will be invoiced in the month in which the account is opened and annually thereafter. Payment of the invoice is due 30 days following receipt.

The Administrative Fee will cover a maximum of ten (10) annual administrative hours for the Bank’s standard Escrow services including account setup, safekeeping of assets, investment of funds, collection of income and other receipts, preparation of statements comprising account activity and asset listing, and distribution of assets in accordance with the specific terms of the Escrow Agreement.

Extraordinary Services and Out-of Pocket Expenses:

Any additional services beyond our standard services as specified above, such as annual administrative activities in excess of ten (10) hours and all reasonable out-of-pocket expenses including attorney’s fees will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank’s standard rate.

Modification of Fees:

Circumstances may arise necessitating a change in the foregoing fee schedule. The Bank will attempt at all times, however, to maintain the fees at a level which is fair and reasonable in relation to the responsibilities assumed and the duties performed.

Disclosure & Assumptions:

•                  The escrow deposit shall be continuously invested in one of the following:  JPMorgan’s Cash Escrow product, which will pay a return at the daily 30-Day LIBOR rate less 50 basis points; or another JPMorgan Chase money market fund. The Minimum Administrative Fee would include a supplemental charge of 50 basis points on the escrow deposit amount if another investment option were chosen.

•                  The account will be invoiced in the month in which the account is opened and annually thereafter.

•                  Payment of the invoice is due 30 days following receipt.

•                  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When you open an account, we will ask for information that will allow us to identify you.

Schedule I Page -2-

WIRE INSTRUCTIONS

Send wire to:		ABA #113000609
JPMorgan Chase Bank
600 Travis Street, Suite 1150
Houston, Texas 77002

Credit A/C#:

Credit Name:	Conventional Trust Clearing

For Further Credit Name:	Redwood/Madisonville Escrow GP #

OBI (Details):	Attention:	Colette L. Potier x65793

Schedule I Page -3-

ARTICLE XXX.Schedule II

Telephone Number(s) for Call-backs and Person(s)

Designated to Confirm Funds Transfer Instructions

If to Party A:

Redwood Energy Production, L.P.

Name	Telephone Number
1. Stuart J. Doshi	(415) 398-8186
2. Chris Steinhauser	(415) 398-8186

If to Party B:
Madisonville Gas Processing, LP

Name	Telephone Number
1. Nick Aretakis	(303) 626-8285
2. Robert J. Clark	(303) 626-8288
3. M.D. (Mick) Rafter	(303) 626-8339

Telephone call-backs shall be made to each of Party A and Party B if joint instructions are required pursuant to the Escrow Agreement.

Schedule II Page -1-